SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

AngioDynamics, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ANGIODYNAMICS, INC.
603 Queensbury Avenue
Queensbury, New York 12804

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

I am pleased to give you notice that the 2006 Annual Meeting of Stockholders of AngioDynamics, Inc. will be held at the Logan Airport Hilton, Boston, Massachusetts, on Tuesday, October 24, 2006 at 9:00 a.m., local time for the following purposes:

1.	to elect three Class III directors of AngioDynamics, each for a term of three years;

2.
to approve an amendment to the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan to increase by 1,000,000 shares the number of shares of AngioDynamics common stock available for issuance under the plan;

3.	to ratify the appointment of PricewaterhouseCoopers LLP as AngioDynamics' independent registered public accounting firm for the fiscal year ending June 2, 2007; and

4.	to transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on September 15, 2006 as the record date for the annual meeting. Only stockholders of record of AngioDynamics common stock on the close of business on that date are entitled to notice of and to vote at the meeting.
By Order of the Board of Directors,

/s/ Gregory J. Champion
Gregory J. Champion, Secretary
Queensbury, New York

Dated: September 22, 2006

Whether or not you expect to be present at the meeting, you are urged to fill in, date, sign and return the enclosed proxy card in the envelope that is provided, which requires no postage if mailed in the United States.

If you wish to attend the annual meeting, please check the appropriate box on the enclosed proxy card and return it in the enclosed envelope.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

ANGIODYNAMICS, INC.
603 Queensbury Avenue
Queensbury, New York 12804
_______________________

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

OF ANGIODYNAMICS, INC.

October 24, 2006
_______________________

Introduction

This proxy statement is being furnished to the stockholders of AngioDynamics, Inc. by the board of directors of AngioDynamics in connection with the solicitation of proxies for use at our 2006 Annual Meeting of Stockholders to be held at the Logan Airport Hilton, Boston, Massachusetts, on Tuesday, October 24, 2006 at 9:00 a.m., local time, or at any adjournment or postponement thereof. Unless the context otherwise requires, "we," "us," "our company," and similar terms refer to AngioDynamics, Inc.

Our principal executive offices are located at 603 Queensbury Avenue, Queensbury, New York 12804. The approximate date on which this proxy statement and the accompanying proxy are first being sent or given to our stockholders is September 22, 2006.

Date, Time and Place

This proxy statement is being furnished to you in connection with the solicitation of proxies by the board of directors of AngioDynamics, Inc. from holders of AngioDynamics' common stock for use at the annual meeting of stockholders to be held at the Logan Airport Hilton, Boston, Massachusetts, on Tuesday, October 24, 2006 at 9:00 a.m., local time, and at any adjournments or postponements of the annual meeting.

Proposals to be Considered

At the annual meeting, we will ask holders of our common stock to consider and vote upon the following items:

Election of Directors

The election of three of AngioDynamics' nine directors, namely Eamonn P. Hobbs, Peter J. Graham and David P. Meyers. If elected, these Class III directors will each serve until the 2009 annual meeting of stockholders and their respective successors are duly elected and qualified.

Approval of an Amendment to the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan

Approval of an amendment to the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan to increase the number of shares of our common stock available for issuance under the plan by 1,000,000 shares to 2,000,000 shares.

Ratification of Appointment of Independent Registered Public Accounting Firm

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 2, 2007.

Record Date; Voting Securities

Stockholders of record at the close of business on September 15, 2006, the record date for the annual meeting, are entitled to receive this proxy statement and to vote at the meeting and at any adjournment or postponement thereof. As of the close of business on the record date there were 15,598,166 outstanding shares of the Company's common stock entitled to notice of and to vote at the annual meeting. Holders of our common stock have one vote per share on each matter to be acted upon. A list of the stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 603 Queensbury Avenue, Queensbury, New York 12804, by contacting the Secretary of our company.

A majority of the outstanding shares of common stock present in person or by proxy is required to constitute a quorum at the meeting. For purposes of determining the presence of a quorum for transacting business at the annual meeting, abstentions and broker "non-votes" (proxies from banks, brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the banks, brokers or nominees do not have discretionary power) will be treated as shares that are present.

Votes Required

Election of Directors

The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions from voting and broker "non-votes" on the election of directors will have no effect since they will not represent votes cast at the annual meeting for the purpose of electing directors.

Amendment to the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan

The proposal to approve the amendment to the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan will require the affirmative vote of a majority of votes cast at the annual meeting. For purposes of this vote, votes to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the vote on the proposal.

Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 2, 2007 will require the affirmative vote of a majority of the votes cast at the annual meeting. For the purposes of this vote, votes to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the vote on such proposal.

Voting of Proxies

Shares of our common stock will be voted in accordance with the instructions contained in the proxies. If you return a signed proxy card without indicating your vote, your shares will be voted:

•	FOR the election as directors of the persons who have been nominated by the board of directors;

•	FOR the approval of the amendment to the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 2, 2007; and

•
with respect to any other matter that may properly be brought before the annual meeting in accordance with the judgment of the person or persons voting. We do not expect that any matter other than as described in this proxy statement will be brought before the annual meeting.

Revocability of Proxies; How to Vote

The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

•	delivering to our Secretary prior to the annual meeting, a written notice of revocation bearing a later date or time than the proxy;

•	timely delivery of a valid, later dated proxy; or

•	attending the annual meeting and voting in person.

Attendance at the annual meeting will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. We do not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for such meeting.

If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the "shareholder of record." The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and proxy card have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and proxy card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Solicitation of Proxies

The cost of solicitation of proxies being solicited on behalf of the board of directors will be borne by us. In addition to the use of the mail, proxy solicitation may be made by telephone, facsimile and personal interview by our officers, directors and employees. We will, upon request, reimburse banks, brokers, nominees and other record holders for their reasonable expenses in sending soliciting material to persons for whom they hold shares.

Stockholders should not send stock certificates with their proxy cards.

PROPOSAL 1 -
ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of nine directors. The board is classified into three classes, each of which has a staggered three-year term. At the annual meeting, our stockholders will elect three Class III directors. If elected, Eamonn P. Hobbs, Peter J. Graham and David P. Meyers will hold office until the annual meeting of stockholders to be held in 2009 and until their successors are duly elected and qualified. The Class I directors and Class II directors will continue in office during the terms indicated below. Unless otherwise specified, all proxies received will be voted in favor of the election of the nominees named below as directors of the Company. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting.

The term of each of the current Class III directors expires at the 2006 annual meeting and when his respective successor is duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the annual meeting, proxies will be voted in favor of the nominees who remain candidates and may be voted for substitute nominees selected by the board of directors. Set forth below is biographical information for each nominee and for each director whose term of office will continue after the annual meeting.

Nominees to serve as Class III Directors for a Term Expiring at the 2009 Annual Meeting:

Eamonn P. Hobbs, age 48, is one of our co-founders. He has been our President and Chief Executive Officer since June 1996 and a director since our inception. From 1991 until September 2002, Mr. Hobbs was a Vice President, and from October 2002 to May 2004 was a Senior Vice-President, of E-Z-EM Inc., our former parent company, with operational responsibility for our company. He was first employed by E-Z-EM from 1985 to 1986 and was continuously employed by E-Z-EM from 1988 to May 2004. From 1986 to 1988, Mr. Hobbs was Director of Marketing for the North American Instrument Corporation (NAMIC), a medical device company later acquired by Boston Scientific. Mr. Hobbs started his career at Cook Incorporated, a leading manufacturer of interventional radiology, interventional cardiology and gastroenterology medical devices. Mr. Hobbs has over 25 years experience in the interventional radiology, interventional cardiology and gastroenterology medical device industries. He is a bio-medical engineer, having completed a Bachelor of Sciences in Plastics Engineering with a Biomaterials emphasis at University of Lowell in 1980. Mr. Hobbs is the only business executive from the medical device industry to serve on the strategic planning committee of the Society of Interventional Radiology, or SIR, and in April 2005, he was awarded an honorary fellowship by the SIR.

Peter J. Graham, age 40, joined our board of directors in January 2006, when he was elected to fill the vacancy created by the death of our co-founder and former Chairman, Howard S. Stern. Mr. Graham has been Senior Vice President — Chief Legal Officer, Global Human Resources and a director of E-Z-EM since May 2005, and was Vice President-General Counsel and Secretary of E-Z-EM from 2001 to May 2005. Mr. Graham also served as our Corporate Counsel and Secretary from 1997 until our spin-off by E-Z-EM in October 2004.

David P. Meyers, age 42, has served as a director, and as a director of E-Z-EM, since 1996. He is a founder of Alpha Cord, Inc., which provides cryopreservation of umbilical cord blood, and has served as its President since 2002. Previously, he founded MedTest Express, Inc., a provider of contracted laboratory services for home health agencies, and served as its President, Chief Executive Officer and a director from 1994 to September 2002.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the election of each of the nominees.

Other Directors

The following Class I and Class II directors will continue on the board of directors for the terms indicated:

Class I Directors (Term Expiring at the 2007 Annual Meeting):

Paul S. Echenberg, age 62, has been a director since 1996 and Chairman of our board of directors since February 2004. He has been a director of E-Z-EM since 1987, Chairman of the board of directors of E-Z-EM since January 2005, and Chairman of the board of directors of E-Z-EM Canada, an E-Z-EM subsidiary, since 1994. He has been the President, Chief Executive Officer and a director of Schroders & Associates Canada Inc., an investment buy-out advisory services company, and a director of Schroders Ventures Ltd., an investment firm, since 1996. He is also a founder and has been a general partner and director of Eckvest Equity Inc., a personal investment and consulting services company since 1989. From 1970 to 1989, he was President and Chief Executive Officer of Twinpak Inc. and Executive Vice President of CB Pak Inc., both packaging companies. He also co-founded BDE & Partners, an investment banking and strategic advisory services firm, in 1991. He is a director of Lallemand Inc., Benvest Newlook Income Trust, ITI Medical, Med-Eng Systems Inc., MacroChem Corp., MatraPack Industries Inc. and A.P. Plasman Corp.

Jeffrey Gold, age 58, has served as a director since 1997. Mr. Gold was a consultant to Boston Scientific Corporation from its acquisition of CryoVascular Systems Inc. in April 2005 until December 2005. Mr. Gold was President and CEO of CryoVascular Systems, a peripheral vascular disease device company, from 2001 until its acquisition by Boston Scientific. From 1997 to 2001, he was Executive Vice President and Chief Operating Officer of Cardio Thoracic Systems, Inc., a company engaged in the development and introduction of devices for beating-heart coronary bypass surgery. Before that, Mr. Gold spent 18 years with Cordis Corporation in a variety of senior management roles including Vice President of Manufacturing and Vice President of Research and Development, and was a co-founder and President of Cordis Endovascular Systems, a Cordis subsidiary engaged in the interventional neuroradiology business. At Cordis, Mr. Gold also had responsibility for its peripheral vascular business. He serves on the board of directors of several start-up medical device companies and is a Special Network Advisor to Sapient Capital Management.

Dennis S. Meteny, age 53, joined our board of directors in March 2004. In August 2006, Mr. Meteny was appointed President and Chief Executive Officer of Cygnus Manufacturing Company LLC, a privately held manufacturer of minimally and non-invasive medical device products, health and safety components, and high precision transportation, aerospace and industrial products. From February 2006 to August 2006, Mr. Meteny was President and CEO of Teemyn LLC, a private strategic advisory firm. From 2003 to 2006, Mr. Meteny was an Executive-in-Residence at the Pittsburgh Life Sciences Greenhouse, a strategic economic development initiative of the University of Pittsburgh Health System, Carnegie Mellon University, the University of Pittsburgh, the State of Pennsylvania and local foundations. From 2001 to 2003, he served as President and Chief Operating Officer of TissueInformatics, Inc., a privately held company engaged in the medical imaging business. From 2000 to 2001, Mr. Meteny was a business consultant to various technology companies. Prior to that, Mr. Meteny spent 15 years in several executive-level positions, including as President and Chief Executive Officer, from 1994 to 1999, of Respironics, Inc. a cardio-pulmonary medical device company. Mr. Meteny began his career in 1975 with Ernst & Young LLP.

Class II Directors (Term Expiring at the 2008 Annual Meeting):

Howard W. Donnelly, age 45, joined our board of directors in March 2004. Mr. Donnelly is currently a principal in two privately held start-up medical device companies that are targeting the regional anesthetic and general anesthesia markets, respectively. Mr. Donnelly is also a principal of Concert Medical, a privately held contract manufacturer for the medical device industry. From 1999 to 2002, he was President of Level 1, Inc., a medical device manufacturer and a subsidiary of Smiths Group. From 1990 to 1999, Mr. Donnelly was employed at Pfizer, Inc., with his last position being Vice President, Business Planning and Development, for Pfizer's Medical Technology Group from 1997 to 1999. Mr. Donnelly is currently a director of Vital Signs, Inc., a medical device manufacturer for the anesthesia, critical care and sleep disorder markets.

Gregory D. Casciaro, age 50, joined our board of directors in April 2004. Since September 2004, Mr. Casciaro has been President, Chief Executive Officer and a director of XTENT, Inc, a developer of stent systems for delivering multiple drug eluting stents of customizable length with a single catheter. From 2000 to 2004, he was President, Chief Executive Officer and a director of Orquest, Inc., a developer and manufacturer of devices used for orthopedic procedures that was acquired by Johnson & Johnson. From 1995 to 2000, Mr. Casciaro was employed by General Surgical Innovations, Inc., a videoscopic surgical equipments manufacturer that was acquired by United States Surgical, a division of Tyco Healthcare Group LP, in 1999. Mr. Casciaro's last position with General Surgical Innovations was as a director and its President and Chief Executive Officer from 1998 to 2000. Mr. Casciaro was employed by the Devices for Vascular Innovations division of Guidant Corporation from 1991 to 1995, having last served as the Vice President of Sales from 1994 to 1995. Prior to joining Guidant, he was employed by NAMIC from 1983 to 1991, with his last position being Area Sales Manager. Mr. Casciaro began his career with Procter and Gamble Company in 1978. He is currently a director of Apneon, Inc. and Kerberos Proximal Solutions.

Robert E. Flaherty, age 60, joined our board of directors in April 2004. Since 1992, Mr. Flaherty has served as Chairman, President and Chief Executive Officer of Athena Diagnostics, Inc., a commercial laboratory specializing in developing diagnostic testing services focused on neurological disorders. From 1992 to 1995, Mr. Flaherty served as President and Chief Executive Officer of Genica Pharmaceuticals, which was acquired by Athena Neurosciences, Inc., and renamed Athena Diagnostics in 1995. Athena Neurosciences subsequently was acquired by Elan Corporation plc in 1996. In 2002, Athena Diagnostics, Inc., became a privately held company following a leveraged buy-out. In April 2006, Athena Diagnostics, Inc. was purchased by Fisher Scientific. From 1976 to 1992, Mr. Flaherty was employed by Becton, Dickinson & Company, a medical technology company, with his last position from 1984 to 1992 being President of that company's largest operating unit, the Becton Dickinson Division. Before that, he was employed by C.R. Bard in various sales and marketing positions in its surgical and cardiovascular units in the United States and abroad. Mr. Flaherty began his career with Procter and Gamble Company in 1968 in manufacturing management.

Corporate Governance, Board Independence and Committees of the Board

Board Independence

A majority of our directors must qualify as independent under the listing standards of The Nasdaq Stock Market LLC ("Nasdaq"). Under the Nasdaq listing standards, an "independent director" is a director who is not an officer or employee of AngioDynamics or any subsidiary and who does not have any relationship that the board of directors believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board reviews the relationships that each director has with our company on an annual basis, and only those directors having no direct or indirect material relationship with our company and who qualify as independent under the Nasdaq listing standards will be considered independent directors of AngioDynamics.

Our board of directors has determined that six of our nine directors—Messrs. Gold, Donnelly, Meteny, Flaherty, Echenberg and Casciaro—are independent under the Nasdaq listing standards.

Committees of the Board

The board of directors has three standing committees, the members of which have been elected by the board: the audit committee; the nominating and corporate governance committee; and the compensation committee. Each committee is composed entirely of independent directors, and the chairman and members of each committee are appointed annually by the board. Each committee is authorized to retain its own outside counsel and other advisors as it desires, subject to, for the nominating and corporate governance committee and the compensation committee, a $100,000 limitation on fees and expenses for such counsel and advisors without the full board's prior consent.

Each committee has adopted a written charter, and a brief summary of each committee's responsibilities follows.

Audit Committee and Audit Committee Financial Expert.    The audit committee assists our board of directors in its oversight of (i) the integrity of our financial statements, financial reporting process, system of internal controls over financial reporting, and audit process, (ii) our compliance with, and process for, monitoring compliance with, legal and regulatory requirements, (iii) our independent registered public accounting firm's qualifications and independence, and (iv) the performance of our independent registered public accounting firm. The audit committee also provides an open avenue of communication between the independent registered public accounting firm and the board. The authority and responsibilities of the audit committee are set forth in detail in its charter, which was updated in May, 2006, and which is attached to this proxy statement as Appendix B. The audit committee charter is also available on our website located at www.angiodynamics.com1  under the "Corporate Governance Highlights - Committee Charters - Audit Committee" caption.

The members of the audit committee are Howard W. Donnelly, Robert E. Flaherty and Dennis S. Meteny, each of whom has been determined by our board to be independent under the Nasdaq listing standards. The board has also determined that each member of the audit committee is financially literate in accordance with the Nasdaq listing standards and that Mr. Meteny is an "audit committee financial expert," as defined under SEC rules. The audit committee met 10 times during our 2006 fiscal year.

Compensation Committee.  The compensation committee is responsible for (i) developing and evaluating potential candidates for executive positions, (ii) reviewing and recommending to the board the corporate goals and objectives with respect to our chief executive officer's, or CEO's, compensation on an annual basis, (iii) reviewing our CEO's performance annually in light of the committee's established goals and objectives, (iv) reviewing and approving the evaluation process and compensation structure for our other executive officers annually and overseeing management's decisions concerning the performance and compensation of our other executive officers and (v) reviewing and administering our incentive compensation and other stock-based plans and recommending changes in such plans to the board, as needed. The authority and responsibilities of the compensation committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the "Corporate Governance Highlights—Committee Charters—Compensation Committee" caption.
___________________________
(1)  This website address is not intended to function as a hyperlink, and information on our website is not a part of our proxy soliciting material.

The members of the compensation committee are Gregory D. Casciaro, Robert E. Flaherty and Jeffrey G. Gold, each of whom has been determined by our board of directors to be independent under the Nasdaq listing standards. The compensation committee met six times during fiscal 2006.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is responsible for (i) assisting the board in identifying individuals qualified to serve as directors of our company and on committees of the board, (ii) advising the board with respect to the board composition, procedures and committees, (iii) developing and recommending to the board a set of corporate governance principles applicable to our company, including principles for determining the form and amount of director compensation, and (iv) overseeing the evaluation of the board and our management. The nominating and corporate governance committee maintains the following guidelines for selecting nominees to serve on the board.

The nominating and corporate governance committee may apply several criteria in selecting nominees. At a minimum, the committee shall consider (a) whether each such nominee has demonstrated, by significant accomplishment in his field, an ability to make a meaningful contribution to the board's oversight of the business and affairs of our company, and (b) the nominee's reputation for honesty and ethical conduct in his personal and professional activities. Additional factors that the committee may consider include a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest and any other factors or qualities that the committee believes will enhance the board's ability to effectively manage and direct our company's affairs and business, including, where applicable, the ability of board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise.

The nominating and corporate governance committee will identify nominees by first evaluating the current members of our board of directors whose terms are expiring and who are willing to continue in service. In doing so, the committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the board. For new nominees, the committee will identify potential candidates based on input from members of the board and management and, if the committee deems it appropriate, from one or more third-party search firms.

Once a person has been identified by the committee as a potential candidate, the committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the board, the committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate's experience and accomplishments. Additionally, candidates may be requested to meet with some or all of the other members of the board of directors. Using the input from these interviews and the other information it has obtained, the committee will determine whether it should recommend that the board nominate, or elect to fill a vacancy with, a final prospective candidate. The committee's evaluation process is the same for candidates recommended by stockholders.

The authority and responsibilities of the nominating and corporate governance committee are set forth in detail in its charter, which, is available on our website located at www.angiodynamics.com under the "Corporate Governance Highlights—Committee Charters—Nominating and Corporate Governance Committee" caption.

The members of the nominating and corporate governance committee are Jeffrey G. Gold, Dennis S. Meteny and Howard W. Donnelly, each of whom has been determined by our board of directors to be independent under the Nasdaq listing standards. The nominating and corporate governance committee met six times during fiscal 2006.

Recommendations by Stockholders of Director Nominees

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating and Corporate Governance Committee, c/o AngioDynamics, Inc., 603 Queensbury Avenue, Queensbury, New York 12804 at least 120 days prior to the anniversary of the date on which our proxy statement was first released to stockholders for the previous year's annual meeting. Assuming that the appropriate information has been timely provided, the committee will consider these candidates in the same manner as it considers other board candidates it identifies. Our stockholders also have the right to nominate director candidates without any action on the part of the nominating and corporate governance committee or our board of directors by following the advance notice provisions of our by-laws as described under "Stockholder Proposals and Nominations" on page of this proxy statement.

Meetings of the Board and Committees

Our board of directors held eight meetings during fiscal 2006. Each incumbent director attended at least 75% of all meetings of the board and of each committee of which he was a member that were held during the period in which he was a director or committee member.

Communications with the Directors

Stockholders may communicate in writing with any particular director, the independent directors as a group, or the entire board by sending such written communication to the Secretary of the Company at the Company's principal executive offices, 603, Queensbury Avenue, Queensbury, New York 12804. Copies of written communications received at such address will be provided to the board or the relevant director or directors unless such communications are determined by our outside counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of stockholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, business solicitations, product promotions, résumés and other forms of job inquiries, junk mail and mass mailings, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

Policy on Director Attendance at Annual Meetings

All board members are expected to attend our annual meetings of stockholders absent an emergency or other unforeseen circumstances. Attendance at the annual meeting will be considered by the nominating and corporate governance committee in assessing director performance. All of our directors named in this proxy statement who were then members of the board attended our annual meeting of stockholders in 2005.

Code of Business Conduct and Ethics.  Our board of directors has adopted a written Code of Business Conduct and Ethics for our company. Our Code of Business Conduct and Ethics is available on our website located at www.angiodynamics.com under the "Corporate Governance Highlights—Governance Documents—Code of Ethics" caption.

Compensation of Directors

Directors who are not our employees receive an annual retainer of $24,000, in addition to $1,500 for each board meeting attended in person and for each telephonic meeting of the board in which they participate. The chairman of the board of directors receives an additional annual retainer of $24,000. The chairman of the audit committee receives an additional annual retainer of $12,000, and the chairmen of the compensation committee and the nominating and corporate governance committee receive additional annual retainers of $5,000. Committee chairmen receive $1,500, and committee members $750, for each committee meeting in which they participate. Directors who are not our employees also receive an annual grant of an option to purchase 6,000 shares of our common stock. New directors receive options for 25,000 shares of our common stock upon joining our board, which vests one-fourth per year over four years from the grant date. Directors who are our employees receive no additional compensation for their services as directors.

We entered into an agreement, effective as of January 1, 2004, with Donald A. Meyer, who resigned as a director as of March 1, 2004, under which Mr. Meyer agreed to serve as the trustee of our 401(k) savings plan and to provide other consulting services at our request. The agreement is for a term of 36 months, but will terminate sooner upon a change of control of AngioDynamics, Mr. Meyer's death, or a material breach of the agreement that is not cured within 30 days. Mr. Meyer is receiving 36 equal monthly payments of $3,500 and reimbursement for reasonable business expenses incurred in providing services under the agreement. The fees paid in fiscal 2006 were $42,000. Further, under the agreement, the expiration dates of Mr. Meyer's options, which are exercisable for 42,263 shares of our common stock, were extended to the earlier of (i) December 31, 2006 or (ii) the tenth anniversary of the original grant date of each option. In connection with the extension of the expiration dates of Mr. Meyer's options, the fair value of the options has been recorded as a non-cash dividend to E-Z-EM in the amount of $468,000, with the corresponding credit to "Additional Paid-in Capital" on the effective date.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the AngioDynamics common stock beneficially owned by each of our directors, each of our Named Executive Officers, all of our directors and executive officers as a group and all other persons known to us who beneficially own 5% or more of the outstanding AngioDynamics common stock as of July 20, 2006. Except as otherwise noted, each individual director or named executive officer had sole voting and investment power with respect to the AngioDynamics common stock.

	Number of Shares of Common Stock Owned (a)(b)(c)	Percent of Class
Eamonn P. Hobbs	153,622	1.0
Robert M. Rossell (h)	7,200	*
Paul J. Shea	9,276	*
William M. Appling	9,451	*
Brian S. Kunst	7,550	*
Gilder, Gagnon, Howe & Co. LLC (e)	968,465	6.3
Mellon Financial Corporation (f)	897,282	5.8
Linda B. Stern (g)	1,723,960	11.0
Jeffery Gold	25,965	*
Paul S. Echenberg	162,759	1.0
David P. Meyers (d)	373,481	2.4

	Number of Shares of Common Stock Owned (a)(b)(c)	Percent of Class
Howard W. Donnelly	14,500	*
Dennis S. Meteny	16,500	*
Gregory D. Casciaro	15,000	*
Robert E. Flaherty	15,700	*
Peter J. Graham (i)	98,109	*
All directors and executive officers as a group (16 persons)	934,146	5.9

(a)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Under those rules, shares of common stock subject to options that are exercisable or will become exercisable within 60 days of July 20, 2006, and performance share awards that will vest within 60 days of July 20, 2006, are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(b)
Includes shares of our common stock issuable upon exercise of options currently exercisable or exercisable within 60 days from July 20, 2006 as follows: Eamonn P. Hobbs (101,446), Robert M. Rossell (5,100), Paul J. Shea (7,650), William M. Appling (7,650), Brian S. Kunst (6,550), Estate of Howard S. Stern (98,773), Jeffrey Gold (9,600), Paul S. Echenberg (100,350), David P. Meyers (16,501), Howard W. Donnelly (11,500), Dennis S. Meteny (14,500), Gregory D. Casciaro (14,500), Robert E. Flaherty (14,500), Peter J. Graham (5,643) and all directors and officers as a group (337,520).

(c)
Includes performance share awards which vest within 60 days of July 20, 2006, as follows: Eamonn P. Hobbs (2,062), Robert M. Rossell (1,000), Paul J. Shea (1,000), William M. Appling (1,000), Brian S. Kunst (1,000) and all officers as a group (8,437).

(d)	Excludes 7,427 shares held by a trust established for the benefit of Mr. Meyers' children, as to which Mr. Meyers disclaims beneficial ownership.

(e)	Share ownership information obtained from a Schedule 13G filed by Gilder, Gagnon, Howe & Co., LLC on June 12, 2006

(f)	Share ownership information obtained from a Schedule 13G filed by Mellon Financial Corporation filed on February 15, 2006

(g)
Share ownership information obtained from a Schedule 13D/A filed by Linda B. Stern and the Estate of Howard S. Stern (the "Estate") on May 31, 2006, and other information available to AngioDynamics. Linda B. Stern, the wife of the late Howard S. Stern, is the executor of the Estate and is deemed to share beneficial ownership of the 1,671,569 shares held by the Estate. In addition, Mrs. Stern has sole beneficial ownership of 52,391 shares of common stock, bringing her total beneficial ownership percentage to 11.0%.

(h)	Includes 100 shares owned jointly with Mr. Rossell's spouse.

(i)	Includes 8,191 shares owned jointly with Mr. Graham's spouse, 45,832 shares owned solely by Mr. Graham's spouse, and 20,395 shares owned by Mr. Graham's children.

__________________
* Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of copies of such forms received by us, or on written representations from certain reporting persons that no reports were required for such persons, we believe that, during the fiscal year ended June 3, 2006, all of our executive officers, directors and 10% stockholders complied with all section 16 filing requirements, except as follows:

(1)	Eamonn P. Hobbs filed a Form 4 on May 15, 2006, that was required to be filed on or before July 12, 2005, reporting the acquisition of common stock.

(2)	Eamonn P. Hobbs filed a Form 4 on May 3, 2006, that was five business days late, reporting the exercise of stock options.

PROPOSAL 2 -
AMENDMENT TO THE ANGIODYNAMICS, INC.
2004 STOCK AND INCENTIVE AWARD PLAN

We are asking our stockholders to approve an amendment of our 2004 Stock and Incentive Award Plan, (the "2004 Plan") to increase the number of shares of our common stock authorized under the 2004 Plan by 1,000,000 shares to 2,000,000 shares. Our board of directors approved the amendment to the 2004 Plan on August 15, 2006, subject to stockholder approval at the annual meeting.

The use of equity compensation has historically been a significant part of our overall compensation philosophy at AngioDynamics, and is a practice that we plan to continue. The 2004 Plan serves as an important part of this practice, and is a critical part of the compensation package that we offer our personnel. We believe that the use of stock options, restricted stock units, performance share awards and other equity-based incentives are critical for us to attract and retain the most qualified personnel and to respond to relevant changes in equity compensation practices. In addition, awards under the 2004 Plan provide our employees an opportunity to acquire or increase their ownership stake in us, and we believe this alignment with our stockholders' interests creates a strong incentive to work hard for our growth and success.

Proposed Increase in Authorized Shares

As of September 8, 2006, options and stock awards covering 933,921 shares of our common stock were outstanding and 54,481 shares were available for future grant under the 2004 Plan. Based on the closing market price of our common stock on September 8, 2006, the additional 1,000,000 shares proposed to be added to the 2004 Plan would have a market value of approximately $16,150,000.

Summary Description of the 2004 Plan (as amended)

The following is a summary of the principal provisions of the 2004 Plan, as amended by this proposal. This summary is qualified in its entirety by reference to the full text of the 2004 Plan, which is included as Appendix A to this proxy statement.

Purposes of the 2004 Plan.  The primary purposes of the 2004 Plan are (i) to provide competitive equity incentives to enable us to attract, retain, motivate and reward persons who render services to us and (ii) to align the interests of our employees and such other persons with the interests of our stockholders by providing participants with the opportunity to share in any appreciation in the value of our stock that their efforts help bring about.

Shares Authorized for Issuance.  As amended, up to 2,000,000 shares of our common stock may be issued under our 2004 Plan. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award that is granted but is subsequently forfeited or reacquired by us, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2004 Plan, as will be any shares that we may withhold in satisfaction of withholding taxes or permit to be used to pay the exercise price of an option. No more than 1,600,000 shares can be issued (including shares issued, reacquired by us pursuant to the terms of awards, and then reissued) as "incentive stock options," or "ISOs" (by which we mean stock options that meet certain requirements of the Internal Revenue Code).

Administration.  The compensation committee of our board of directors administers the 2004 Plan, except when the board decides to directly administer the 2004 Plan (either being the "committee"). The committee determines the persons who are to receive awards, the number of shares subject to each such award and the other terms and conditions of such awards. The committee also has the authority to interpret the provisions of the 2004 Plan and of any awards granted thereunder and to modify awards granted under the 2004 Plan. The committee may not, however, reprice options issued under the 2004 Plan without prior approval of our stockholders.

Eligibility.   Our 2004 Plan provides for the grant of ISOs, within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") to our employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and other incentive awards to our employees, directors and other service providers

No participant in our 2004 Plan may receive options to purchase, or stock appreciation rights with respect to, more than 200,000 shares in any year. The maximum number of shares for which restricted stock, performance shares and any other stock-value-based award not based solely on the appreciation of our common stock after the award may be granted to a plan participant in any year is 100,000 shares. Dollar-denominated awards under the 2004 Plan may not exceed $400,000 for a participant in any year.

Options. The committee will determine the exercise price of options granted under our 2004 Plan, but for all ISOs the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an ISO may not exceed ten years. For any participant who owns 10% of the voting power of all classes of our outstanding stock, the exercise price must equal at least 110% of the fair market value on the grant date and the term must not exceed five years. The committee will determine the term of all options, including the vesting period and exercise period in the event of termination of service of an employee, director or other service provider. All options will be subject to any other terms and conditions included in the option agreement.

Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted under our 2004 Plan. SARs allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date of the SARs or, if the SARs are linked and alternative to an option, the date of grant of the option. The committee will determine the terms of SARs, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

Restricted Stock and Restricted Stock Units. Restricted stock may be granted under our 2004 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the committee. The committee will determine the number of shares of restricted stock granted to any employee, director or other service provider. The committee may impose whatever conditions to vesting it determines to be appropriate. For example, the committee may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture. The committee may also make restricted stock unit awards, which are shares of our common stock that are issued only after the recipient satisfies any service or performance objectives or contingencies determined by the committee.

Performance Units and Performance Shares. Performance units and performance shares may be granted under our 2004 Plan. Performance share awards are rights to receive a specified number of shares of our common stock and/or an amount of money equal to the fair market value of a specified number of shares of our common stock, at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the committee are satisfied. Performance unit awards are rights to receive a specified amount of money (other than an amount of money equal to the fair market value of a specified number of shares of common stock) at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the committee are satisfied. The committee will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

Incentive Awards. Our 2004 Plan authorizes the committee to grant incentive awards, which are rights to receive money or shares on such terms and subject to such conditions as the committee may prescribe. Restricted stock, performance shares and performance units are particular forms of incentive awards but are not the only forms in which they may be made. Incentive awards may also take, for example, the form of cash or stock bonuses.

Change in Control. Our 2004 Plan authorizes the committee to grant options and SARs that become exercisable, and any award under the Plan that becomes non-forfeitable, fully earned and payable, if we have a "change in control," and to provide for money to be paid in settlement of any award under the 2004 Plan in such event. Additionally, if we have a change of control, the committee may authorize the exercise of outstanding nonvested appreciation rights, make any award outstanding under the 2004 Plan non-forfeitable, fully earned and payable, or require the automatic exercise for cash of all outstanding stock appreciation rights.

In general, under the 2004 Plan, a "change in control" will be deemed to occur if any person or group of persons acting in concert becomes the beneficial owner of more than 40% of our common stock; a majority of our board changes over any period of two years or less without the approval of a majority of the directors serving at the beginning of such period; or our stockholders approve a merger, reorganization, sale of assets or plan of complete liquidation following which our stockholders before the transaction will not own at least 60% of our voting power or assets.

Transfers of Awards. Our 2004 Plan does not allow for the transfer of awards, except for transfers by will or the laws of descent and distribution or to such other persons designated by a participant to receive the award upon the participant's death, or except as may otherwise be authorized by the committee for any award other than an ISO.

Amendment of Plan. Subject to any applicable stockholder approval requirements of Delaware or federal law, any rules or listing standards that apply to our company, or the Code, the 2004 Plan may be amended by the board of directors at any time and in any respect, including without limitation to permit or facilitate qualification of options previously granted or to be granted in the future (1) as incentive stock options under the Code, or (2) for such other special tax treatment as may be enacted on or after the date on which the 2004 Plan is approved by the board. Without stockholder approval however, no such amendment may increase the aggregate number of shares which may be issued under the 2004 Plan, or may permit the exercise price of outstanding options or SARs to be reduced, subject to limited exceptions. No amendment of the 2004 Plan may adversely affect any award granted prior to the date of such amendment or termination without the written consent of the holder of such award.

Summary of Federal Income Tax Consequences under the 2004 Plan

The following is a general summary as of the date of this proxy statement of the material U.S. federal income tax consequences to AngioDynamics and participants in the 2004 Plan with respect to awards granted under the 2004 Plan. This summary is based upon the Code, Treasury Regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). The specific tax consequences for any participant will depend upon his or her individual circumstances. This summary does not address state, local or foreign tax consequences to AngioDynamics or participants in the 2004 Plan.

Tax Treatment of the Participants

Options.

ISOs. Subject to the discussion of the alternative minimum tax ("AMT") below, a participant will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO, provided that the participant is an employee when the ISO is granted and did not cease being an employee for more than three months prior to exercise of the ISO. If a participant holds the shares purchased upon exercise of the ISO (the "ISO Shares") for more than one year after the date the ISO was exercised and for more than two years after the ISO's grant date (the "required holding period"), then the participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares in an amount equal to the difference between the amount realized upon such disposition and the exercise price of the ISOs.

If a participant disposes of ISO Shares prior to the expiration of the required holding period (a "disqualifying disposition"), then gain realized upon such disposition, to the extent of the difference between the ISO exercise price and the fair market value of the ISO Shares on the date of exercise, will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain if the ISO Shares were held by the participant for at least one year.

The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the alternative minimum tax ("AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is currently 26% of an individual taxpayer's alternative minimum taxable income (28% percent in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options.  A participant will not recognize any taxable income at the time a  nonqualified stock option, or NQSO, is granted. However, upon exercise of a NQSO, a participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the NQSO's exercise price. The included amount must be treated as ordinary income by the participant and will be subject to income tax withholding by us if the participant is an employee. Upon disposition of the shares by a participant, the participant will recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of exercise. This gain will be long-term capital gain if the participant has held the shares for at least one year.

Stock Appreciation Rights.  A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding by us if the participant is an employee.

Restricted Stock and Restricted Stock Units.  A participant receiving restricted shares for services recognizes taxable income when the shares become vested, generally when they are transferable or no longer subject to a substantial risk of forfeiture. Upon vesting, the participant will include in ordinary income an amount, which will be subject to income tax withholding by us if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon disposition of the shares by a participant, the participant will recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of exercise. This gain will be long-term capital gain if the participant has held the shares for at least one year.

A participant can file an election with the IRS (an "83(b) Election"), not later than 30 days after the date of the transfer of the restricted shares, to include in income as compensation (treated as ordinary income), in the year of the transfer of such restricted shares, an amount equal to the difference between the fair market value of such shares on the date of transfer and any amount paid for such shares. The included amount must be treated as ordinary income by the participant and may be subject to income tax withholding by us. Income is not again required to be included upon the lapse of the restrictions. Upon disposition of the shares by a participant, the participant will recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of grant. This gain will be long-term capital gain if the 83(b) Election was made at least one year prior to the disposition.

A participant receiving a restricted stock unit will recognize ordinary income in an amount equal to the money or the fair market value of the shares received at the time of their receipt. If the participant does not receive all of the shares covered by the restricted stock unit on the date of grant, the participant may be eligible to make an 83(b) Election as described above.

Performance Units and Performance Shares. Performance Units and Performance Shares will be treated in the same manner as Restricted Stock and Restricted Stock Units described above.

Code Section 409A. Section 409A of the Code, added to the Code on October 24, 2004, imposes significant new restrictions on a range of nonqualified deferred compensation plans, along with a penalty on a participant receiving compensation under a plan that does not meet the requirements of 409A. Pursuant to a transition rule issued by the Internal Revenue Service, deferred compensation plans must currently be operated in compliance with the rules of section 409A but are not required to be amended to comply with section 409A until December 31, 2006.

The definition of a nonqualified deferred compensation plan is broad and would include the 2004 Plan. Certain compensation under the 2004 Plan, however, would not be subject to section 409A, such as:

•	options where the exercise price is at least equal to fair market value on the date of grant; and

•	transfers of property subject to Code section 83 (other than option grants) (e.g., where income is taxed at time of vesting or where the participant makes an 83(b) Election).

Amounts deferred under a nonqualified deferred compensation plan that do not comply with section 409A are includable in a participant's gross income and taxable immediately to the extent that such amounts are not subject to a substantial risk of forfeiture (e.g., the participant is vested in the deferred amounts.) Amounts deferred under a nonqualified deferred compensation plan before January 1, 2005, are generally not subject to the requirements of section 409A. However, amounts deferred under a nonqualified deferred compensation plan that is materially modified after October 3, 2004, and amounts deferred but not vested prior to January 1, 2005, are subject to section 409A. An increase in the number of shares authorized under the 2004 Plan should not constitute a material modification.

AngioDynamics is currently operating the 2004 Plan in good faith compliance with section 409A and will amend the 2004 Plan within the time permitted by the IRS to conform to the provisions of section 409A with respect to amounts subject to section 409A. Thus, AngioDynamics does not expect that any participant will be subject to the income inclusions and penalties of section 409A.

Maximum Tax Rates for Non-corporate Taxpayers.  The maximum federal tax rate for noncorporate taxpayers applicable to ordinary income is 35%. Long-term capital gain for noncorporate taxpayers on capital assets (which include stock) held for more than one year will be taxed at a maximum rate of 15%. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be offset annually against ordinary income.

Tax Treatment of AngioDynamics

Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Code section 162(m), we generally will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2004 Plan.

ERISA Information

The 2004 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

If the proposed amendment to the 2004 Plan is approved at the annual meeting, each of our non-employee directors (eight persons in total) will receive an annual grant of options to purchase 6,000 shares of our common stock in accordance with their compensation arrangements with us. These grants are generally made at our regularly scheduled board of directors meeting in the first quarter of each fiscal year. Accordingly, the first such grant will be made in the first quarter of fiscal 2008. Other than the future annual option grants to our non-employee directors, all future awards to our executive officers, employees and other participants under the 2004 Plan will be made at the discretion of the committee. Consequently, the future benefits and amounts that will be received or allocated under the 2004 Plan to these persons are not determinable at this time, and, accordingly, we have not included a table reflecting such benefits or amounts. By way of background, please see "Executive Compensation" in this proxy statement for information regarding equity awards to our named executive officers in fiscal 2006.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the proposal to amend the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of June 3, 2006, with respect to compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,318,645(1)	$6.67(2)	523,850(3)

Equity compensation plans not approved by security holders	None	None	None

Total	1,318,645	$6.67	523,850
(1)	Includes 33,750 shares underlying restricted stock units and 33,750 shares underlying performance share awards issued under our 2004 Stock and Incentive Award Plan.

(2)	The weighted-average exercise price does not take into account the awards described in footnote (1) to this table.

(3)
Includes 32,714 shares reserved for issuance under our 1997 Stock Option Plan and 323,939 shares reserved for issuance under our 2004 Stock and Incentive Award Plan, which provides for grants of stock options, restricted stock, stock appreciation rights, performance units, performance shares and other incentive awards. Also includes 167,197 shares reserved for purchase under our Employee Stock Purchase Plan.

PROPOSAL 3 -
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as our company's independent registered public accounting firm for the fiscal year ending June 2, 2007. Although the selection of the independent registered public accounting firm is not required under our by-laws or otherwise to be ratified by our stockholders, the audit committee has directed that the appointment of PricewaterhouseCoopers LLP be submitted to our stockholders for ratification due to the significance of their appointment to us. If our stockholders fail to ratify the selection, it will be considered as a direction to our board of directors and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 2, 2007, must be approved by the affirmative vote of a majority of the votes cast at the annual meeting.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she desires.

On May 9, 2005, the audit committee of our board of directors appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May 28, 2005, and the fiscal year ending June 3, 2006, and dismissed Grant Thornton LLP as our independent auditor for fiscal 2005, effective May 9, 2005.

Grant Thornton LLP's reports on our consolidated financial statements as of and for the fiscal years ended May 29, 2004, and May 31, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of our financial statements for the fiscal years ended May 29, 2004 and May 31, 2003 and through the interim period ended May 9, 2005, there were no disagreements between us and Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton LLP would have caused Grant Thornton LLP to make reference to the matter in their report. During the fiscal years ended May 29, 2004 and May 31, 2003 and the interim period ended May 9, 2005, there were no "reportable events" (as defined in Regulation S-K, Item 304(a)(1)(v)).

During our fiscal years ended May 31, 2003 and May 29, 2004, and the interim period ended May 9, 2005, we did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our company's independent registered public accounting firm for the fiscal year ending June 2, 2007.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors (the "Committee") is composed of three directors, each of whom has been determined by the Board Of Directors (the "Board") to be independent under the listing standards of The Nasdaq Stock Market ("Nasdaq"). The Committee operates under a written Audit Committee Charter (the "Charter"), which was adopted by the Board of Directors on April 19, 2004, and revised and approved by the Board of Directors on May 10, 2006, and a copy of which is attached as Appendix B to this proxy statement.

Management of the Company is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Committee is charged with the duty to monitor and oversee these processes.

Pursuant to the Charter, the primary responsibilities of the Committee are to assist the Board in its oversight of (i) the integrity of the Company's financial statements, financial reporting process, system of internal controls over financial reporting, and audit process, (ii) the Company's compliance with, and process for monitoring compliance with, legal and regulatory requirements, (iii) the independent registered public accounting firm's qualifications and independence and (iv) the performance of the Company's independent registered public accounting firm, including, without limitation, ensuring that interim quarterly financial statements are reviewed by the Company's independent registered public accounting firm. The quarterly reviews include discussions by management and the independent registered public accounting firm with the Committee. The Committee must also pre-approve all audit and permitted non-audit services to be performed by the independent registered public accounting firm.

The Committee has the authority to select, determine the compensation paid to, and replace the Company's independent registered public accounting firm. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2007.

The Charter provides that the Committee shall always consist of not less than three members, all of whom must be independent directors. No member of the Committee may serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the proxy statement. To carry out its responsibilities, the Committee met ten times during fiscal year 2006.

The Committee met with both management and the Company's independent registered public accounting firm to review and discuss the Company's financial statements for the fiscal year ended June 3, 2006, prior to their issuance and to discuss significant accounting issues and policies. Management advised the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee's review included discussion with PricewaterhouseCoopers of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee discussed with PricewaterhouseCoopers matters relating to PricewaterhouseCoopers' independence, including the written disclosures and the letter provided by PricewaterhouseCoopers to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). PricewaterhouseCoopers informed the Committee that it was independent with respect to the Company within the regulations promulgated by the Securities and Exchange Commission and the requirements of the Independence Standards Board. The Committee has concluded that PricewaterhouseCoopers is independent of the Company and its management.

The Committee discussed with the Company's independent registered public accounting firm the overall scope and plan for their audit. The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, the evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 3, 2006, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Dennis S. Meteny, Chairman
Howard W. Donnelly
Robert E. Flaherty

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for the fiscal years ended June 3, 2006 and May 28, 2005, and by Grant Thornton LLP for the re-issuance of their audit opinion and consent for the fiscal year ended May 29, 2004, for inclusion in our Annual Reports on Form 10-K for the fiscal years ended June 3, 2006 and May 28, 2005, reviews of quarterly financial statements and procedures performed relating to our registration statements on Form S-8 during the fiscal year ended May 28, 2005, and fees billed for other services rendered by PricewaterhouseCoopers LLP and Grant Thornton LLP during those periods:

	2006	2005
Audit Fees(1)	$730	$215
Audit-Related Fees(2)	192	70
Tax Fees	33	-
All Other Fees	-	-
	$955	$285

____________________________________
(1)
Fees paid for professional services in connection with the audit of our annual financial statements (including, in fiscal 2006, the audit of (i) management's assessment of the effectiveness of our internal control over financial reporting and (ii) the effectiveness of our internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), procedures in fiscal 2006 relating to our registration statement on Form S-3, review of our quarterly financial statements and procedures in fiscal 2005 relating to our registration statements on Form S-8.

(2)
Audit-related fees consist primarily of profit sharing and 401(k) plan audits and interpretation of accounting standards and, in fiscal 2006, due diligence services provided in conjunction with an attempted acquisition of another company.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management submits a list of services and related fees expected to be rendered during that year within each of four categories of services to the audit committee for approval.

1.     Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.     Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.     Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including tax analysis, assisting with coordination of execution of tax related activities, primarily in the area of corporate development, supporting other tax-related regulatory requirements and tax compliance and reporting.

4.    Other Fees are those associated with services not captured in the other categories. We generally don't request such services from the independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves the independent registered public accounting firm services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget quarterly throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for services, in all capacities for fiscal years 2006, 2005, and 2004, of (i) those persons who were, during fiscal 2006, our Chief Executive Officer ("CEO") (Eamonn P. Hobbs), and (ii) those persons who were, at the end of fiscal 2006, our four most highly compensated executive officers other than our CEO (collectively, with the CEO, the "Named Executive Officers"):

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation(1) ($)	Restricted Stock Awards(2)(3) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation(4) ($)
Eamonn P. Hobbs President, Chief Executive Officer	2006 2005 2004	$289,000 267,000 254,400	$104,618 140,175 126,882	None None None	None $310,530 None	45,000 35,500 None	None None None	$12,533 10,834 10,572

Robert M. Rossell Vice President	2006 2005 2004	$176,567 163,488 156,000	$47,938 73,570 65,286	None None None	None $150,560 None	10,200 10,200 None	None None None	$11,710 10,285 11,128

Paul J. Shea Vice President	2006 2005 2004	$181,427 167,988 156,000	$49,257 74,083 65,286	None None None	None $150,560 None	10,200 10,200 None	None None None	$11,100 9,989 11,119

William M. Appling Vice President	2006 2005 2004	$168,078 155,628 148,500	$45,633 69,612 63,484	None None None	None $150,560 None	10,200 10,200 None	None None None	$11,445 10,174 10,518

Brian S. Kunst Vice President	2006 2005 2004	$170,100 157,500 143,000	$46,182 70,875 59,845	None None None	None $150,560 None	10,200 8,000 None	None None None	$11,532 9,864 10,029

(1)
We have concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers for 2006, 2005, and 2004 did not exceed the lesser of 10% of such officer's total annual salary and bonus for fiscal 2006, 2005, or 2004 or $50,000; such amounts are, therefore, not reflected in the table.

(2)
Awards settle in our common stock. As of June 3, 2006, the number and value of the aggregate awards for each Named Executive Officer were as follows: 16,500 shares valued at $484,770 for Mr. Hobbs; 8,000 shares valued at $235,040 for each of Mr. Rossell, Mr. Shea, Mr. Appling, and Mr. Kunst. All awards were unvested at June 3, 2006.

(3)
Of the total awards, 50% are restricted stock units, which vest in full upon the recipient's continued employment through the end of fiscal year 2009, or on or about May 30, 2009. The remaining 50% of the awards are performance share awards. Under the performance share award agreements, 25% of the total performance shares awarded may be earned for each of four consecutive fiscal years of AngioDynamics, commencing with its 2006 fiscal year. Each year, one-half of the shares available to be earned that year will be earned upon achievement by AngioDynamics of specified earnings per share ("EPS") goals and the other half of the shares will be earned upon the achievement of specified revenue goals. Shares not earned in a fiscal year may be earned in the following fiscal year if the EPS or revenue goals in such following year are exceeded by an amount at least equal to the shortfall for the applicable goal for the preceding year. The EPS and revenue goals are the same for all of the performance share awards granted in fiscal 2005. The performance share awards are subject to additional conditions, including the recipient's continued employment with AngioDynamics and the recipient's not competing with its business or otherwise engaging in other activities detrimental to its business.

(4)
For each of the Named Executive Officers, the amounts reported include amounts we contributed under our Profit Sharing Plan and, as matching contributions, under the companion 401(k) Plan. For fiscal 2006, 2005, and 2004, such amounts contributed were: $12,308, $10,542, and $9,764, respectively, for Mr. Hobbs; $11,382, $10,043, and $10,698, respectively, for Mr. Rossell; $10,819, $9,658, and $10,689, respectively, for Mr. Shea; $11,302, $10,043, and $10,109, respectively, for Mr. Appling; and $11,329, $9,672, and $9,635, respectively, for Mr. Kunst. For each of the Named Executive Officers, the amounts reported include term life insurance premiums we paid. For 2006, 2005, and 2004, such amounts contributed were: $225, $292, and $808, respectively, for Mr. Hobbs; $328, $242, and $430, respectively, for Mr. Rossell; $281, $331, and $430, respectively, for Mr. Shea; $144, $131, and $409, respectively, for Mr. Appling; and $203, $192, and $394, respectively, for Mr. Kunst.

Option/SAR Grants in Last Fiscal Year

The following table sets forth certain information concerning all grants of stock options during fiscal 2006 to our Named Executive Officers. We did not grant any SARs in fiscal 2006.

Name	Number of Securities Underlying Options Granted (1) (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value $ (2)
Eamonn P. Hobbs	45,000	17.2%	$24.21	7/29/2015	$554,148
Robert M. Rossell	10,200	3.9%	$24.21	7/29/2015	$125,607
Paul J. Shea.	10,200	3.9%	$24.21	7/29/2015	$125,607
William M. Appling	10,200	3.9%	$24.21	7/29/2015	$125,607
Brian S. Kunst	10,200	3.9%	$24.21	7/29/2015	$125,607

(1)
Options for 25% of the shares vest and become exercisable on July 29, 2006, July 29, 2007, July 29, 2008, and July 29, 2009, respectively. All of these options will vest in full upon a change in control of AngioDynamics, as defined in our 2004 Stock and Incentive Award Plan.

(2)
Calculated using the Black-Scholes valuation model with the following assumptions: expected volatility (57.77%), risk-free rate of return (4.1%), dividend yield (0%), and expected time of exercise (4.5 years).

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth certain information concerning all exercises of stock options during fiscal 2006 by our Named Executive Officers and the fiscal year-end value of unexercised stock options held by such officers on an aggregated basis. No SARs were exercised during, or were outstanding as of the end of, fiscal 2006.

			Number of Securities Underlying Unexercised Options at June 3, 2006 (#)	Value of Unexercised In-the-Money Options at June 3, 2006(1) ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/Unexercisable (2)	Exercisable/Unexercisable (2)
Eamonn P. Hobbs	234,100	$5,024,152	101,321/71,625	$2,457,902/$633,975
Robert M. Rossell	2,550	$30,203	None/17,850	None/$176,664
Paul J. Shea	27,000	$465,341	2,550/17,850	$41,310/$176,664
William M. Appling	39,000	$796,976	2,550/17,850	$41,310/$176,664
Brian S. Kunst	None	None	2,000/16,200	$32,400/$149,934

(1)
Options are "in-the-money" if, on June 3, 2006, the market price of our common stock exceeded the exercise price of such options. On June 3, 2006, the closing price of our common stock was $29.38. The value of such options is calculated by determining the difference between the aggregate market price of the stock covered by the options on June 3, 2006 and the aggregate exercise price of such options.

(2)	Options are exercisable into common stock of AngioDynamics.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

We do not have any employment, termination of employment, or change-of-control agreements with any of our executive officers.

Report on Repricing of Options/SARs

In fiscal 2006, we did not adjust or amend the exercise price of any stock options previously awarded to any of the Named Executive Officers.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The following directors serve on the compensation committee of our board of directors: Messrs. Flaherty, Casciaro and Gold. None of these persons was an officer or employee of AngioDynamics or of its subsidiary during fiscal 2006, nor was formerly an officer or employee of AngioDynamics or its subsidiary. None of such directors had any relationship requiring disclosure by us under Item 404 of Regulation S-K.

Compensation Committee Report on Executive Compensation

General

The compensation committee of the board of directors (the "Compensation Committee") is composed solely of directors who are not current or former employees of AngioDynamics, Inc. (the "Company") and each has been determined by the board of directors (the "Board") to be independent under the revised listing standards of The Nasdaq Stock Market LLC. The Board has delegated to the Compensation Committee the responsibility to evaluate and make recommendations to the Board regarding the compensation of the Chief Executive Officer ("CEO") and to approve the compensation of the other executive officers of the Company. The Compensation Committee also administers all executive compensation programs, incentive compensation plans and equity-based plans and all other compensation and benefit programs currently in place at the Company.

Compensation Philosophy and Objectives

The Company operates in an extremely competitive industry. The Compensation Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the Company's success and should be determined within a framework based on the achievement of the Company's operating plans, particularly sales from existing and new products, profits and operating margins; individual contributions; and financial performance relative to the Company's competitors. Within this overall philosophy, the Compensation Committee's objectives are to:

•	offer a total compensation program that takes into consideration the compensation practices of similarly situated companies with which the Company competes for executive talent;

•	provide annual bonus incentive awards that are based on the Company's meeting or exceeding its EBIT budget and individual executive performance; and

•	align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

The three components of the compensation program for executive officers are base salary, annual cash incentives and long-term equity-based incentive awards in the form of stock options, performance share awards and restricted stock unit awards. These components are administered with the goal of providing total compensation that is competitive in the marketplace, while recognizing meaningful differences in individual performance and offering the opportunity to earn superior rewards when merited by individual and corporate performance

The Compensation Committee's policy is to establish ranges for base salary, annual cash incentives and long term, equity-based incentive awards for executive officer positions, including that of the CEO, around the averages paid by similarly situated companies, which are defined as publicly traded companies of similar size in the health care industry. In determining these ranges, the Compensation Committee reviewed information from a compensation survey conducted on the Company's behalf by Top Five Data Services, Inc., an independent consulting company, covering compensation levels at a variety of such companies.

Base Salaries

The base salary for each executive officer is determined at levels considered appropriate for comparable positions at similarly situated companies. Adjustments to each individual's base salary were made based on annual performance reviews with consideration given to the incumbent's salary compared with the range of those listed in the aforementioned survey. Among the criteria used in the annual performance reviews were the work and supervisory performance of the executive, demonstrated management and leadership skills, performance to specific established personal goals, and the strengths and weaknesses that the executive demonstrates on the job. Base salary adjustments for the executive officers of the Company averaged 8% during fiscal 2006, reflecting the performance of the executive officers and the Compensation Committee's assessment of industry salaries for the executive officers.

Annual Cash Incentives

The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of annual incentive cash bonuses. In fiscal 2006, the target incentive payment amounts established for the CEO and other executive officers were, respectively, 40% and 30% of base salary with 70% of the possible incentive based on the Company's performance to its planned earnings before interest and taxes ("EBIT") and the remaining 30% of the possible incentive based on the individual executive's performance to personal goals, both having been established at the beginning of the fiscal year. The incentive plan sets a threshold level of the Company's performance based on ÉBIT that must be attained before any incentives are awarded. Once the fiscal year's threshold is reached, specific formulas are in place to calculate the actual incentive payment for each executive officer. Additional compensation up to a maximum of 50% of the target incentive payment amounts may be awarded if the threshold is exceeded. In fiscal 2006, the Company exceeded its EBIT goals such that the CEO and the other executive officers were awarded 16% of the maximum EBIT-based incentive payment allowed.

Long-Term, Equity-Based Incentive Awards

Stock Incentives. In 2004, the Company adopted its 2004 Stock and Incentive Award Plan (the "2004 Plan") to supplement the Company's 1997 Stock Option Plan (the "1997 Plan"), under which very few shares remained available for option grants. The 2004 Plan provides for the grant of incentive awards, which may be, but need not be, in the form of performance share awards, performance unit awards, restricted stock awards and restricted stock unit awards, as well as incentive and non-qualified stock options and stock appreciation rights. The Compensation Committee has made grants of stock options, restricted stock unit awards and performance share awards and, in the future, expects to offer other types of awards allowed under the 2004 Plan in order to provide executive officers with an opportunity to share, along with stockholders, in the long-term performance of the Company and to reward officers for their contribution to the Company's performance.

Stock option grants generally are made initially to each executive officer upon his or her joining the Company and satisfying the requirements for eligibility under the Company's plans, with additional grants being made annually in smaller amounts as options under the initial grants vest. Stock options granted under the 2004 Plan generally have a four-year vesting schedule and generally expire ten years from the date of grant. The exercise price of options granted under both of the Company's plans is at least 100% of the fair market value of the underlying stock on the date of grant. The number of stock options granted to each executive officer is generally based upon several factors, including the executive officer's position with the Company and salary and performance, and are targeted to approximate the grants made, on average, by similarly situated companies to executives with similar responsibilities. In fiscal 2006, the Compensation Committee granted stock options for a total of 67,000 shares under the 2004 Plan to the Company's executive officers other than the CEO. Each officer received a grant equal to the mid-point of the established range for his job in recognition of the performance of the executive officers in achieving net sales and EBIT in excess of the Company's plan for fiscal 2005.

In addition, in fiscal 2005, based on the Compensation Committee's assessment of labor market conditions and in order to further motivate the executive officers to achieve superior levels of long-term financial performance, the Compensation Committee granted 33,750 performance share awards and 33,750 restricted stock unit awards to the Company's executive officers, including the CEO. Twenty-five percent of each performance share award vests annually if, and to what extent, the Company achieves predetermined revenue and earnings per share goals established when the awards were made. Each restricted stock awards vests in full four years after the date of grant provided the officer remains employed by the Company. The objective of these awards is to ensure that if the Company meets its long term financial performance goals, the total earned by each executive officer in salary, bonus, restricted stock and performance share award compensation over the four year period will equal what the Compensation Committee projected would be the 75th percentile of salary plus bonus compensation for similarly situated executives over such four-year period. In making this determination, the Compensation

Committee assumed a 4% annual increase in salary and bonus compensation in peer group companies and an increase in the Company's stock price reflective of the Company's achieving its long term financial goals.

In addition, in fiscal 2007, the Compensation Committee has made, and expects to make additional, stock option grants in accordance with the above guidelines to each of the Company's executive officers under the 2004 Plan.

CEO Compensation

The Compensation Committee evaluates, at least annually, the performance of the Company's CEO and recommends to the Board for approval the CEO's annual compensation including salary, bonus and equity-based compensation. For fiscal 2006, Mr. Hobbs' base salary and incentive bonus compensation were determined in accordance with the criteria described above. In June 2005, Mr. Hobbs received a salary increase of $22,000, reflecting the Compensation Committee's positive assessment of his performance, particularly the achievement of the Company's financial goals for fiscal 2005, and his leadership in that effort. Mr. Hobbs earned $289,000 in base salary compensation during fiscal 2006.

Mr. Hobbs received an incentive bonus of $104,618 for fiscal 2006. Of this amount, $69,938 was based on the Company's exceeding its EBIT goal. The balance reflected his personal contribution to the Company's exceeding the revenue and EBIT goals projected in its fiscal 2006 budget; leadership in improving the Company's gross profit margin; developing strategic guidelines for evaluating company, product, and new technology platform acquisitions; identifying and launching new products; successfully overseeing the Company's Sarbannes-Oxley compliance effort and the SAP software installation effort; advancing the succession planning system for the Company; managing key relationships with investors; and speaking at industry meetings.

In July 2005, Mr. Hobbs was granted an option under the 2004 Plan to purchase 45,000 shares of the Company's stock at the market price in recognition of the strong performance of the Company against its financial plans for fiscal 2005 and for overseeing the successful public offering of the Company's stock. In addition, the Compensation Committee awarded Mr. Hobbs approximately 25% of the total performance share awards and restricted stock unit awards granted in fiscal 2006 on the same basis as the awards made to the Company's other executive officers, as described above.

Internal Revenue Code Section 162(m) Considerations

Section 162(m) of the Internal Revenue Code prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and to the four most highly compensated officers of the Company other than the chief executive officer as of the end of the Company's fiscal year. This limitation does not apply to compensation that meets the requirements under section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by shareholders). The committee believes that awards under the Company's 2004 Plan will be deductible pursuant to the section 162(m). However, awards under the 1997 Plan do not qualify for the deduction.

In 2006, the CEO and two other officers received compensation in excess of $1.0 million as a result of exercising options granted under the 1997 Plan. The committee does not intend to authorize any further option grants under the 1997 Plan; however, exercises of additional options outstanding under the

1997 Plan may result in the receipt by the CEO and other officers of compensation in excess of $1.0 million in future years, which excess amounts will not be deductible by the Company.

The Compensation Committee

Robert E. Flaherty (Chairman)
Gregory D. Casciaro
Jeffrey G. Gold

Common Stock Performance Graph

The following graph shows a two-year comparison of the cumulative total return for the Company's common stock and The Nasdaq Stock Market (U.S.) and The Nasdaq Medical Equipment Index. The Company's common stock began trading on the Nasdaq National Market on May 27, 2004.

	5/04	5/04	8/04	11/04	2/05	5/05	8/05	11/05	2/06	6/06
ANGIODYNAMICS, INC.	100.00	113.44	100.32	128.00	172.80	163.12	172.80	164.88	200.88	235.04
NASDAQ STOCK MARKET (U.S.)	100.00	103.49	96.19	109.58	106.88	107.96	112.80	117.67	119.90	114.44
NASDAQ MEDICAL EQUIPMENT	100.00	101.22	97.84	107.32	109.35	109.96	116.03	117.91	120.98	117.18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship and Arrangements with E-Z-EM

In June 2004, we completed the initial public offering ("IPO") of our shares of common stock. The offering consisted of 2,242,500 shares (including 292,500 shares issued pursuant to the underwriters' over-allotment option) at an initial public offering price of $11.00 per share. Prior to the offering, we were a wholly owned subsidiary of E-Z-EM, Inc. After the offering, E-Z-EM held 80.4% of our shares. On October 30, 2004, E-Z-EM distributed to its stockholders in the form of a dividend all of our shares of common stock that it owned, as a result of which E-Z-EM no longer owned any shares of our common stock.

Before the IPO, we entered into a master separation and distribution agreement and other agreements with E-Z-EM that relate to our relationship with E-Z-EM both before and after the distribution by E-Z-EM to its stockholders of all of the shares of our common stock held by E-Z-EM. In this section of our proxy statement, references to E-Z-EM include all of its subsidiaries except us.

Master Separation and Distribution Agreement

The master separation and distribution agreement contains the key provisions related to our separation from E-Z-EM and the distribution of our shares to E-Z-EM's common stockholders. The other agreements referenced in the master separation and distribution agreement govern various ongoing relationships between E-Z-EM and us. These agreements consist of a corporate agreement and a tax allocation and indemnification agreement.

Under the master separation and distribution agreement, we agreed to indemnify E-Z-EM and its officers, directors, stockholders, employees or other representatives from all losses they suffer arising out of or due to any of the following:

•	our failure to pay, perform or discharge in due course the liabilities, if any, assumed by us in connection with the distribution or our separation from E-Z-EM;

•	our failure to comply with the terms of the master separation and distribution agreement or any of the other agreements we enter into with E-Z-EM in connection with the distribution;

•
any untrue statement of a material fact or material omission contained in the prospectus for our IPO or any similar documents relating to the offering, other than information provided by and related to E-Z-EM, or, in connection with the distribution, if we provide E-Z-EM with such information about our business;

•
any action or inaction by us that causes the distribution by E-Z-EM of our stock to its stockholders to be taxable to E-Z-EM or its stockholders, to the extent E-Z-EM or its stockholders are adversely affected;

•
any out-of-pocket payments by E-Z-EM under its $500,000 self-insurance retention, which are limited to $500,000 per claim, and any increases in E-Z-EM's insurance premiums caused by claims based upon our business;

•	any defense of any claims, investigations or proceedings arising out of or in connection with the funding and other payment obligations of AngioDynamics related to E-Z-EM's benefit plans;

•	any credit support agreement (e.g., guaranties) previously entered into by E-Z-EM for our benefit;

•	any proceedings relating to the operation of our business prior to the date of distribution in which E-Z-EM is a defendant solely because it was our stockholder;

•	any claims arising with respect to one of our pre-distribution employment arrangements;

•	any claims based on our gross negligence or willful misconduct in performing intercompany services; or

•	any claims based on our manufacturing and production for E-Z-EM.

These indemnification obligations may be very substantial, particularly for any losses resulting from any action or inaction by us that causes the distribution by E-Z-EM to be taxable to E-Z-EM or its stockholders.

E-Z-EM has agreed to similar, less expansive, indemnification obligations in favor of us and our officers, directors, stockholders, employees and other representatives.

Corporate Agreement

The corporate agreement contained various provisions relating to E-Z-EM's ownership of our common stock, including approval rights for future issuances of our stock by us, registration rights for the shares held by E-Z-EM, and E-Z-EM's right to privately sell the shares and related matters. Included in these provisions is an agreement not to take any action or enter into any agreement during the two years following the distribution that would reasonably be expected to result in the distribution not being tax-free to E-Z-EM and its stockholders, except with the written consent of E-Z-EM.

Tax Allocation and Indemnification Agreement

Allocation of Taxes

We also have a tax allocation and indemnification agreement ("tax allocation agreement") with E-Z-EM. The tax allocation agreement governs the respective rights, responsibilities and obligations of E-Z-EM and us with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, non-income taxes and related tax returns.

In general, under the tax allocation agreement:

•
E-Z-EM is responsible for any U.S. Federal income taxes of the affiliated group of which E-Z-EM is the common parent. However, during the period (or portion of a period) that we are included in the affiliated group, we are responsible for our share of such income tax liability computed as if we had filed a separate Federal income tax return that included only us for that period (or portion of a period). For any periods beginning after the distribution of E-Z-EM of its shares of our common stock to its stockholders, we will be responsible for our own U.S. Federal income taxes.

•
E-Z-EM is responsible for any U.S. Federal income taxes reportable on a consolidated return that includes E-Z-EM or one of its subsidiaries and us. However, if we are included in such a group for U.S. Federal income tax purposes for periods (or portions thereof), we are responsible for our portion of such income tax liability as if we had filed a separate tax return that included only us for that period (or portion of a period). Fiscal 2005 is the final year we will be included in an affiliated group with E-Z-EM for U.S. Federal income tax purposes.

•
E-Z-EM is responsible for any U.S. Federal income taxes reportable on returns that include only E-Z-EM and its subsidiaries (excluding us), and we are responsible for any state or local income taxes filed on returns that include only us.

•	E-Z-EM and we are each responsible for any non-income taxes attributable to our business for all periods.

E-Z-EM is primarily responsible for preparing and filing any tax return for the E-Z-EM affiliated group for U.S. Federal income tax purposes. We are responsible for preparing and filing any tax returns that include only us.

We generally have exclusive authority to control tax contests related to tax returns that include only us and our subsidiaries. E-Z-EM generally has exclusive authority to control tax contests related to any tax returns of the E-Z-EM affiliated group for U.S. Federal income tax purposes and related to any consolidated, combined or unitary group for U.S. state or local income tax purposes that includes E-Z-EM or any of its subsidiaries. However, E-Z-EM must consult with us with respect to any tax issue relating to us or any of our subsidiaries.

The tax allocation agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the tax allocation agreement provides for cooperation and information allocation with respect to taxes.

Preservation of the Tax-free Status of the Distribution

E-Z-EM has received a private letter ruling from the IRS that the distribution of its shares of AngioDynamics common stock to the E-Z-EM stockholders will qualify as a tax-free distribution for which no gain or loss is recognized by E-Z-EM or its stockholders for Federal income tax purposes under section 355 and related provisions of the Internal Revenue Code. In order to obtain the ruling, we were required to make certain representations regarding our company and our business and E-Z-EM was required to make certain representations regarding it and its business. We have also agreed to certain restrictions that are intended to preserve the tax-free status of the distribution. We may take certain actions otherwise prohibited by these covenants if E-Z-EM seeks and obtains another private letter ruling from the IRS to the effect that such action would not jeopardize the tax-free status of the distribution. These covenants include restrictions on our:

•	issuance, sale or acquisition of our stock or other securities (including securities convertible into our stock but excluding certain compensatory arrangements);

•	sales of assets outside the ordinary course of business; and

•
entering into any other corporate transaction that, together with the stock that was sold in our initial public offering, and certain other stock transactions, would cause us to undergo a 50% or greater change in our stock ownership.

We have generally agreed to indemnify E-Z-EM and its stockholders against any and all tax-related liabilities incurred by them relating to the distribution to the extent caused by an acquisition of our stock or assets, or other actions of ours.

Other Related Party Transactions

For information regarding our consulting agreement with Donald A. Meyer, a former director, please see "Compensation of Directors" on page 11 of this proxy statement.

ANNUAL REPORT

All stockholders of record as of the record date, have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 3, 2006.

Any stockholder of the Company may obtain without charge additional copies of the Company's Annual Report on Form 10-K for the 2006 fiscal year (without exhibits), as filed with the Securities and Exchange Commission, by writing to:

Chief Financial Officer
AngioDynamics, Inc.
603 Queensbury Avenue
Queensbury, New York 12804

STOCKHOLDER PROPOSALS AND NOMINATIONS

Under Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2007 proxy statement, your proposal must be received by us no later than May 25, 2007, and must otherwise comply with Rule 14a-8. While the board of directors will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought before at an annual meeting of stockholders, including nominations for directors, and not included in our proxy statement. If you would like to nominate a director or bring any other business before the stockholders at the 2007 Annual Meeting, you must comply with the procedures contained in the Bylaws and you must notify us in writing, and such notice must be delivered to or received by our Secretary no less than 90 days nor more than 120 days prior to October 24, 2007.

You may write to our Secretary at our principal executive office, 603 Queensbury Avenue, Queensbury, New York 12804, to deliver the notices discussed above and to request a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominations of directors.

OTHER MATTERS

As of the date of this proxy statement, we know of no matters other than those set forth herein that will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

APPENDIX A
ANGIODYNAMICS, INC.
2004 STOCK AND INCENTIVE AWARD PLAN
(As amended by the Board of Directors on August 15, 2006)

1.     Purposes. The primary purposes of this Plan are (a) to provide competitive equity incentives that will enable the Company to attract, retain, motivate and reward persons who render services that benefit the Company or other enterprises in which the Company has a significant interest and (b) to align the interests of such persons with the interests of the Company's shareholders generally

2.     Definitions. Unless otherwise required by the context, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

(a)     "Affiliate" means an affiliate as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)     "Allied Enterprise" means a business enterprise, other than the Company or a Subsidiary, in which the Committee determines the Company has a significant interest, contingent or otherwise. E-Z-EM, Inc. shall be deemed to be an Allied Enterprise while it is an Affiliate of the Company.

(c)     "Appreciation-Only Award" means (i) Options and Stock Appreciation Rights the exercise price of which is equal to at least 100% of Fair Market Value on the date on which the Options or Stock Appreciation Rights are granted, and (ii) Linked Stock Appreciation Rights that are granted as an alternative to the related Option after the date of grant of such Option, the exercise price of which Stock Appreciation Rights is equal to at least 100% of Fair Market Value on the date on which such Option was granted.

(d)     "Award" means an award granted under this Plan in one of the forms provided for in Section 3(a).

(e)     "Beneficiary" means a person or entity (including but not limited to a trust or estate), designated in writing by a Service Provider or other rightful holder of an Award, on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom such Service Provider's or other rightful holder's rights under the Plan shall pass in the event of the death of such Service Provider or other rightful holder. In the event that the person or entity so designated is not living or in existence at the time of the death of the Service Provider or other rightful holder of the Award, or in the event that no such person or entity has been so designated, the "Beneficiary" shall mean the legal representative of the estate of the Service Provider or other rightful holder, or the person or entity to whom the Service Provider's or other rightful holder's rights with respect to the Award pass by will or the laws of descent and distribution.

(f)     "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

(g)     "Change in Control" means that any of the following events has occurred:

(i)     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 40% of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)     the following individuals cease for any reason to constitute a majority of the number of directors serving on the Board: individuals who, at the beginning of any period of two consecutive years or less (not including any period prior to the Effective Date), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)    there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 40% or more of the combined voting power of the Company's then outstanding securities; or

(iv)     the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of the foregoing provisions of this Section 2(g),

(A)     the term "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(B)     the term "Effective Date" shall mean the date on which the Plan is effective as provided in Section 11 hereof; and

(C)     the term "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(h)     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions of the Code.

(i)     "Committee" means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 12(a) below.

(j)     "Common Stock" means common stock of the Company, par value $.01 per share.

(k)     "Company" means AngioDynamics, Inc., a Delaware corporation, and, except for purposes of determining under Section 2(g) hereof whether or not a Change in Control has occurred, shall include its successors.

(l)     "Dollar-Denominated Awards" means Performance Unit Awards and any other Incentive Award the amount of which is based on a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock). Options and Stock Appreciation Rights are not Dollar-Denominated Awards.

(m)     "Employee" means any person who is employed by the Company or a Subsidiary on a full-time or part-time basis, including an officer or director if he is so employed.

(n)     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(o)     "Fair Market Value" on a particular date means as follows:

(i)     The mean between the high and low sale prices of a share of Common Stock on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use with regard to the Common Stock or, if on such date the Common Stock is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a share of Common Stock on such date as furnished by a professional market maker making a market in the Common Stock; or

(ii)    If in (i) above, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale was so reported.

In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with Section 422 of the Code and shall mean the value as so determined.

(p)     "General Counsel" means the General Counsel of the Company serving from time to time.

(q)     "Incentive Award" means an amount of money that is paid or a number of shares of Common Stock that are issued, or a right to be paid an amount of money or to be issued a number of shares of Common Stock that is granted, subject to and in accordance with Section 5 and the other applicable provisions of the Plan. The term "Incentive Award" does not include Options or Stock Appreciation Rights.

(r)    "Incentive Stock Option" means an option, including an Option as the context may require, intended to meet the requirements of Section 422 of the Code.

(s)    "Linked Stock Appreciation Rights" means Stock Appreciation Rights that are linked to all or any part of an Option, subject to and in accordance with Section 8(a), 8(b) and the other applicable provisions of the Plan.

(t)     "Non-Statutory Stock Option" means an option, including an Option as the context may require, which is not intended to be an Incentive Stock Option.

(u)     "Option" means an option granted under this Plan to purchase shares of Common Stock. Options may be Incentive Stock Options or Non-Statutory Stock Options.

(v)     "Performance-Based Compensation" means compensation that satisfies the requirements applicable to "performance-based compensation" under Code Section 162(m)(4)(C).

(w)     "Performance Share Award" means a right granted subject to and in accordance with Section 5 and the other applicable provisions of the Plan (including, without limitation, Section 5.II., 5.II.(d), and 6(e)) to receive a specified number of shares of Common Stock, and/or an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock, at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are satisfied.

(x)     "Performance Unit Award" means a right granted subject to and in accordance with Section 5 and the other applicable provisions of the Plan (including, without limitation, Section 5.II., 5.II.(d), and 6(e)) to receive a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock), or shares of Common Stock having a Fair Market Value equal to such specified amount of money, at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are attained.

(y)     "Plan" means the AngioDynamics, Inc. Stock and Incentive Award Plan set forth in these pages, as amended from time to time.

(z)     "Restricted Stock Award" means shares of Common Stock which are issued to a Service Provider in accordance with Section 5.I. and the other applicable provisions of the Plan subject to restrictions and/or forfeiture provisions specified by the Committee that will cease to apply at a future time or times if continued employment conditions and/or other terms and conditions specified by the Committee are satisfied.

(aa)     "Restricted Stock Unit Award" means shares of Common Stock that will be issued to a Service Provider at a future time or times subject to and in accordance with Section 5.I. below and the other applicable provisions of the Plan if continued employment conditions and/or other terms and conditions specified by the Committee are satisfied.

(bb)     "SEC Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

(cc)     "Section 16 Person" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

(dd)     "Service Provider" means a person who renders, has rendered or who the Committee expects to render services that benefit or will benefit the Company or a Subsidiary or an Allied Enterprise, in the capacity of employee, director, independent contractor, agent, advisor, consultant, representative or otherwise, and includes but is not limited to (i) Employees, (ii) personal service corporations, limited liability companies and similar entities through which any such person renders, has rendered or is expected to render such services, and (iii) members of the Board who are not Employees.

(ee)     "Stock Appreciation Right" means a right granted subject to and in accordance with Section 8 and the other applicable provisions of the Plan.

(ff)     "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term "Subsidiary" shall mean a Subsidiary (as defined by the preceding clause) which is also a "subsidiary corporation" as defined in Section 424(f) of the Code.

3.     Grants of Awards

(a)     Subject to the provisions of the Plan, the Committee may at any time, and from time to time, grant the following types of awards to any Service Provider:

(i)     Incentive Awards, which may but need not be in the form of Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, or Restricted Stock Unit Awards;

(ii)     Options; and

(iii)     Stock Appreciation Rights.

Any provision above of this Section 3(a) to the contrary notwithstanding, the Committee may grant Incentive Stock Options only to Service Providers who are Employees.

(b)     After an Award has been granted,

(i)     the Committee may waive any term or condition thereof that could have been excluded from such Award when it was granted, and

(ii)     with the written consent of the affected participant, may amend any Award after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Award when it was granted, and no additional consideration need be received by the Company in exchange for such waiver or amendment.

(c)     The Committee may (but need not) grant any Award linked to another Award, including, without limitation, Options linked to Stock Appreciation Rights. Linked Awards may be granted as either alternatives or supplements to one another. The terms and conditions of any such linked Awards shall be determined by the Committee, subject to the provisions of the Plan.

(d)     No Service Provider shall acquire any rights in or to or with respect to any Award unless and until a written instrument signed by an officer of the Company and setting forth the terms and conditions of such Award is delivered to him and returned to the designated Company representative subscribed by the Service Provider within the time, if any, prescribed therefore by the Committee or its delegate. Any such instrument shall be consistent with this Plan and incorporate it by reference. Subscribing such instrument and returning it to the designated Company representative as aforesaid shall constitute the Service Provider's irrevocable agreement to and acceptance of the terms and conditions of the Award set forth in such instrument and of the Plan applicable to such Award.

(e)     The Committee may grant Awards that qualify as Performance-Based Compensation, as well as Awards that do not qualify as Performance-Based Compensation. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered and construed to permit the Committee to grant Awards that qualify as Performance-Based Compensation as well as Awards that do not so qualify, and any provision of the Plan that cannot be so interpreted, administered or construed shall to that extent be disregarded.

(f)     The Plan is intended to enable the Committee to grant Options that qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code, as well as Options and other Awards that do not qualify for such tax treatment. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered and construed to enable the Committee to grant Options that qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code as well as Options and other Awards that do not qualify for such tax treatment, and any provision of the Plan that cannot be so interpreted, administered or construed shall to that extent be disregarded.

4.     Stock Subject to this Plan; Award Limits

(a)     Subject to the provisions below of Sections 4(c) and 4(d) and Section 10,

(i)     the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards is 2,000,000 shares of Common Stock. Not more than 80% of such maximum aggregate number of shares may be issued pursuant to Options that are Incentive Stock Options; and

(ii)     the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any Employee or other Service Provider is 200,000 shares of Common Stock; and

(iii)     the maximum number of shares of Common Stock with respect to which any and all Awards other than Appreciation-Only Awards and Dollar-Denominated Awards may be granted in any one calendar year to any Employee or other Service Provider is 100,000 shares of Common Stock; and

(iv)     no Employee or other Service Provider may receive more than $400,000 dollars (or the equivalent thereof in shares of Common Stock, based on Fair Market Value on the date as of which the number of shares is determined) in payment of Dollar-Denominated Awards that are granted to such Employee or other Service Provider in any one calendar year.

If, after any Award is earned or exercised, the issuance or transfer of shares of Common Stock or money is deferred, any amounts equivalent to dividends or other earnings during the deferral period (including shares which may be distributed in payment of any such amounts) shall be disregarded in applying the per

Employee or other Service Provider limitations set forth above in clauses (ii), (iii) and (iv) of this Section 4(a). If, in connection with an acquisition of another company or all or part of the assets of another company by the Company or a Subsidiary, or in connection with a merger or other combination of another company with the Company or a Subsidiary, the Company either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Common Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Company shall be charged against the limitations set forth in this Section 4(a) above.

(b)     Shares which may be issued pursuant to Awards may be authorized but unissued shares of Common Stock, or shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise, as the Committee may from time to time determine, provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued to a Service Provider or other rightful holder of an Award in accordance with the terms and conditions of such Award, be and at all times remain treasury shares of the Company, irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

(c)     Subject to Section 4(e) below, the maximum aggregate number of shares set forth in Section 4(a)(i) above shall be charged only for the number of shares which are actually issued under the Plan; if any shares of Common Stock subject to an Award shall not be issued to a Service Provider and shall cease to be issuable to a Service Provider because of the termination, expiration, forfeiture or cancellation, in whole or in part, of such Award or the settlement of such Award in cash or for any other reason, or if any such shares shall, after issuance, be reacquired by the Company because of a Service Provider's failure to comply with the terms and conditions of an Award, the shares not so issued, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitations provided for in Section 4(a)(i) above and may again be made subject to Awards.

(d)     Subject to Section 4(e) below, if the purchase price of shares subject to an Option is paid in shares of Common Stock in accordance with the provisions of clause (iv) of Section 7(b) below, or if shares of Common Stock that are issued or issuable pursuant to an Award are withheld by the Company in accordance with Section 13(e) below in full or partial satisfaction of withholding taxes due in respect of the Award or the grant, exercise, vesting, distribution or payment of the Award, the number of shares surrendered to the Company in payment of the purchase price of the shares subject to the Option, or the number of shares that are withheld by the Company in payment of such withholding taxes, shall be added back to the maximum aggregate number of shares which may be issued pursuant to Awards under Section 4(a)(i) above, so that the maximum aggregate number of shares which may be issued pursuant to Awards under Section 4(a)(i) above shall have been charged only for the net number of shares that were issued by the Company pursuant to the Option exercise or the Award.

(e)     If and to the extent that the General Counsel determines that Section 4(c) or Section 4(d) above or Section 8(f) below shall cause the Company or the Plan to fail to satisfy any NASDAQ rules or listing standards that apply to the Company from time to time, or shall prevent Incentive Stock Options granted under the Plan from qualifying as Incentive Stock Options under Code Section 422, then to that extent (and only to that extent) Section 4(c), Section 4(d) or Section 8(f) shall be disregarded.

5.     Incentive Awards

I.     Generally. Incentive Awards shall be subject to the following provisions:

(a)     Incentive Awards may be granted in lieu of, or as a supplement to, any other compensation that may have been earned by the Service Provider prior to the date on which the Incentive Award is granted. The amount of an Incentive Award may be based upon (i) a specified number of shares of Common Stock or the Fair Market Value of a specified number of shares of Common Stock, or (ii) an amount not determined by reference to the Fair Market Value of a specified number of shares of Common Stock. Any Incentive Award may be paid in the form of money or shares of Common Stock valued at their Fair Market Value on the payment date, or a combination of money and such shares, as the Committee may provide. Performance Share Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Stock Unit Awards are specific forms of Incentive Awards, but are not the only forms in which Incentive Awards may be made.

(b)     Any shares of Common Stock that are to be issued pursuant to an Incentive Award, and any money to be paid in respect of an Incentive Award, may be issued or paid to the Service Provider at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. In the event that any such issuance or payment shall not be made to the Service Provider at the time an Incentive Award is granted, the Committee may but need not provide that, until such shares are issued or money is paid in respect of the Award or until the Award is forfeited, and subject to such terms and conditions as the Committee may impose, the Award shall earn amounts equivalent to interest, dividends or another investment return specified by the Committee, which amounts may be paid as earned or deferred and reinvested, and which amounts may be paid either in money or shares of Common Stock, all as the Committee may provide.

(c)     Incentive Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued pursuant thereto in designated circumstances, as the Committee may determine; provided, however, that upon the issuance of shares pursuant to any such Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Award. In the case of a Restricted Stock Award, the recipient shall pay the par value of the shares to be issued pursuant to the Award unless such payment is not required by applicable law.

II.     Performance Share Awards and Performance Unit Awards

(a)     Subject to the terms and conditions of the Plan, the Committee may grant any Service Provider a Performance Share Award and/or a Performance Unit Award. The Committee may but need not provide that a specified portion of the Performance Share Award or Performance Unit Award will be earned if the specified performance goal applicable to the Award is partially attained.

(b)     Subject to Section 6(b) below, the specified performance goal applicable to a Performance Share Award or Performance Unit Award may but need not consist, without limitation, of any one or more of the following: completion of a specified period of employment with or other service that benefits the Company or a Subsidiary or an Allied Enterprise, achievement of financial or operational goals, and/or the occurrence of a specified circumstance or event. The performance goal applicable to Performance Share Awards and Performance Unit Awards, and the other terms and conditions of such awards need not be the same for each award or each Service Provider to whom an award is granted. A Service Provider may (but need not) be granted Performance Share Awards and Performance Unit Awards each year, and the performance period applicable to any such Award may overlap with one or more years included in the performance period applicable to any earlier- or later-granted Award. Subject to Section 6(d) below, the Committee may retain discretion to adjust the determinations of the degree of attainment of the performance objectives applicable to Performance Share Awards and Performance Unit Awards.

(c)     Subject to Section 6(e) below, the Committee may but need not provide that, if the Service Provider's death or disability or another circumstance or event specified by the Committee occurs before the performance goal applicable to a Performance Share Award or Performance Unit Award is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Share Award or Performance Unit Award will be earned in whole or in part (as the Committee may specify).

(d)     The Committee may but need not provide for a Service Provider's Performance Share Award or Performance Unit Award to be forfeited in whole or in part if such Participant's employment by or other service that benefits the Company, a Subsidiary or an Allied Enterprise terminates for any reason before shares are issued or money is paid (as applicable) in full settlement of such Performance Share Award or Performance Unit Award.

(e)     Except as otherwise provided in the instrument evidencing a Performance Share Award or Performance Unit Award, Performance Share Awards and Performance Unit Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a Beneficiary.

6.     Performance Measures and Other Provisions Applicable to Performance-Based Compensation Awards

(a)     Awards that the Committee intends to qualify as Performance-Based Compensation shall be granted and administered in a manner that will enable such Awards to qualify as Performance-Based Compensation.

(b)     The performance goal applicable to any Award (other than an Appreciation-Only Award) that the Committee intends to qualify as Performance-Based Compensation shall be based on earnings per share, total shareholder return, or any one or more of the following performance measures on a consolidated Company, business unit or divisional level, or by product or product line, as the Committee may specify: net sales, net income, operating income, return on equity, return on capital, or cash flow. The Committee shall select the performance measure or measures on which the performance goal applicable to any such Award shall be based and shall establish the levels of performance at which such Award is to be earned in whole or in part. Any such performance measure or combination of such performance measures may apply to the Service Provider's Award in its entirety or to any designated portion or portions of the Award, as the Committee may specify. The foregoing performance measures shall be determined in accordance with generally accepted accounting principles ("GAAPs") to the extent that GAAPs define such performance measures, and otherwise shall be determined in accordance with any customary and reasonable definition the Committee approves. However, notwithstanding the preceding sentence, unless the Committee determines otherwise prior to payment of an Award to which this Section 6(b) applies, and subject to any exercise of "negative discretion" by the Committee, extraordinary, unusual or non-recurring items; discontinued operations; effects of accounting changes; effects of currency fluctuations; effects of financing activities (by way of example, without limitation, effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; effects of acquisitions and acquisition expenses; and effects of divestitures and divestiture expenses, any of which affect any performance goal applicable to such Award (including, without limitation, earnings per share but excluding total shareholder return) shall be automatically excluded or included in determining the extent to which the performance goal has been achieved, whichever will produce the higher Award.

(c)     Any provision of the Plan to the contrary notwithstanding, but subject to Section 6(e), Section 9 and Section 10 below, Awards to which Section 6(b) above applies shall (i) "be paid solely on account of the attainment of one or more preestablished, objective performance goals" (within the meaning of Treasury Regulation 1.162-27(e)(2) or its successor) over a period of one year or longer, which performance goals shall be based upon one or more of the performance measures set forth in Section 6(b) above, and (ii) be subject to such other terms and conditions as the Committee may impose.

(d)     The terms of the performance goal applicable to any Award to which Section 6(b) above applies shall preclude discretion to increase the amount of compensation that would otherwise be due upon attainment of the goal.

(e)     An Award to which Section 6(b) above applies may be earned in whole or in part if the Service Provider's death or disability or a Change in Control or another circumstance or event specified by the Committee occurs before the performance goal applicable to the Award is attained, and irrespective of whether the performance goal applicable to the Award is thereafter attained, but only if and to the extent that (i) the Committee so provides with respect to such Award, and (ii) the Award will nevertheless qualify as Performance-Based Compensation if the performance goal applicable to such Award is attained and the Service Provider's death or disability, a Change in Control or any such other circumstance or event specified by the Committee does not occur.

7.     Options.    Options shall be subject to the following provisions and such other terms and conditions, consistent with the following provisions, as the Committee may provide in the instrument evidencing the Options:

(a)     Subject to the provisions of Section 10, the purchase price per share shall be, in the case of an Incentive Stock Option, not less than 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted (or in the case of any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted) and, in the case of a Non-Statutory Stock Option, not less than the par value of a share of Common Stock on the date the Non-Statutory Stock Option is granted. Subject to the foregoing limitations, the purchase price per share may, if the Committee so provides at the time of grant of an Option, be indexed to the increase or decrease in an index specified by the Committee.

(b)     The purchase price of shares subject to an Option may be paid in whole or in part (i) in money, (ii) by bank-certified, cashier's or personal check subject to collection, (iii) if so provided in the Option and subject to Section 402 of the Sarbanes-Oxley Act of 2002 as amended from time to time and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, or (iv) if so provided in the Option and subject to such terms and conditions as may be specified in the Option, in shares of Common Stock which have been owned by the optionee for at least six months or which were acquired on the open market and which are surrendered to the Company actually or by attestation. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise.

(c)     Options may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, a

Subsidiary or an Allied Enterprise, as the Committee may determine when the Option is granted. The consideration for the grant of options may consist of the discharge of an obligation of the Company or an Affiliate. Subject to the foregoing and the other provisions of this Section 7, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, an Option may (but need not) provide by its terms that it will become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more performance objectives specified therein, or that it will become exercisable only if one or more performance goals specified therein are achieved. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the instrument evidencing the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

(d)     Subject to Section 13(a) below, each Option shall be exercisable during the life of the optionee only by him or his guardian or legal representative, and after death only by his Beneficiary. Notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth anniversary of the date on which the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. If an Option is granted for a term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date on which the Option was granted, and no additional consideration need be received by the Company in exchange for such extension. Subject to the foregoing provisions of this Section 7(d), the Committee may but need not provide for an Option to be exercisable after termination of the Service Provider's employment or other service for any period and subject to any terms and conditions that the Committee may determine.

(e)     An Option may, but need not, be an Incentive Stock Option; provided that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 unless the Code is amended to allow a higher dollar amount.

(f)     Shares purchased pursuant to the exercise of an Option shall be issued to the person exercising the Option as soon as practicable after the Option is properly exercised. However, the Committee may (but need not) permit the person exercising an Option to elect to defer the issuance of shares purchased pursuant to the exercise of the Option on such terms and subject to such conditions and for such periods of time as the Committee may in its discretion provide. In the event of such deferral, the Committee may (but need not) pay the person who exercised the Option amounts equivalent to any dividends paid on or reinvested in such shares during the deferral period. Such amounts may be paid in cash or shares, as the Committee may provide.

(g)    The Committee shall not have the authority to reduce the exercise price of outstanding Options, except as permitted by Section 10 below (relating to adjustments for changes in capitalization and similar adjustments).

(h)     No Employee shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4) or a successor thereto) during the six months after the Employee's receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code Sections 414(b), (c), (m) or (o) containing a cash or deferred arrangement under Section 401(k) of the Code. The preceding sentence shall not apply if and to the extent that the General Counsel determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

(i)     No option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the General Counsel may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the General Counsel.

(j)     An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the designated representative of the Company on a properly completed form approved for this purpose by the Committee, accompanied by full payment of the Option exercise price in one or more of the forms authorized in the instrument evidencing such Option and described in Section 7(b) above for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share unless the instrument evidencing such Option expressly provides otherwise.

8.     Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the Plan, as shall from time to time be determined by the Committee and to the following terms and conditions:

(a)     Stock Appreciation Rights that are granted under the Plan may be linked to all or any part of an Option ("Linked Stock Appreciation Rights"), or may be granted without any linkage to an Option ("Free-Standing Stock Appreciation Rights"). Linked Stock Appreciation Rights may be granted on the date of grant of the related Option or on any date thereafter, as the Committee may determine.

(b)     Linked Stock Appreciation Rights may be granted either as an alternative or a supplement to the Option to which they are linked (the "related" Option). Linked Stock Appreciation Rights that are granted as an alternative to the related Option may only be exercised when the related Option is exercisable, and at no time may a number of such Linked Stock Appreciation Rights be exercised that exceeds the number of shares with respect to which the related Option is then exercisable. Upon exercise of Linked Stock Appreciation Rights that are granted as an alternative to an Option, the holder shall be entitled to receive the amount determined pursuant to Section 8(e) below. Exercise of each such Linked Stock Appreciation Right shall cancel the related Option with respect to one share of Common Stock purchasable under the Option. Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall entitle the holder to receive the amount determined pursuant to Section 8(e) below if and when the holder purchases shares under the related Option or at any subsequent time specified in the instrument evidencing such Stock Appreciation Rights.

(c)     Stock Appreciation Rights may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, a Subsidiary or an Allied Enterprise, as the Committee may determine when the Stock Appreciation Rights are granted. The consideration for the grant of Stock Appreciation Rights may consist of the discharge of an obligation of the Company or an Affiliate. . Subject to the foregoing and the other provisions of this Section 8, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, Stock Appreciation Rights may (but need not) provide by their terms that they will become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more specified performance objectives, or that they will become exercisable only if one or more specified performance goals are achieved. The Committee may at any time accelerate the date on which Stock

Appreciation Rights become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Plan or the instrument evidencing the Stock Appreciation Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate.

(d)     No Free-Standing Stock Appreciation Rights or Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall be exercisable after the tenth anniversary of the date on which the Stock Appreciation Rights were granted, and no Linked Stock Appreciation Rights that are granted as an alternative to the related Option shall be exercisable after the related Option ceases to be exercisable. If the Committee grants Stock Appreciation Rights for a lesser term than that permitted by the preceding sentence, the Committee may, at any time prior to expiration of the Stock Appreciation Rights, extend their term to the maximum term permitted by the preceding sentence, and no additional consideration need be received by the Company in exchange for such extension. Subject to the foregoing provisions of this Section 8(d), the Committee may but need not provide for Stock Appreciation Rights to be exercisable after termination of the Service Provider's employment or other service for any period and subject to any terms and conditions that the Committee may determine.

(e)    Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive an amount of money, or a number shares of Common Stock that have a Fair Market Value on the date of exercise of such Stock Appreciation Rights, or a combination of money and shares valued at Fair Market Value on such date, as the Committee may determine, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the Exercise Price (as hereafter defined) of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided that in no event shall a fractional share be issued unless the instrument evidencing such Stock Appreciation Rights expressly provides otherwise. In the case of Linked Stock Appreciation Rights that are granted as an alternative to the related Option, the Exercise Price shall be the price at which shares may be purchased under the related Option. In the case of Linked Stock Appreciation Rights that are granted as a supplement to the related Option, and in the case of Free-Standing Stock Appreciation Rights, the Exercise Price shall be the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights were granted, unless the Committee specified a different price when the Stock Appreciation Rights were granted (which shall not be less than the par value of the Common Stock).

(f)     Subject to Section 4(e) above, (i) the limitations set forth in Section 4(a)(i) above shall be charged only for the number of shares which are actually issued in settlement of Stock Appreciation Rights; and (ii) in the case of an exercise of Linked Stock Appreciation Rights that were granted as an alternative to the related Option, if the number of shares of Common Stock previously charged against such limitations on account of the portion of the Option that is cancelled in connection with such exercise in accordance with Section 8(b) exceeds the number of shares (if any) actually issued pursuant to such exercise, the excess may be added back to the maximum aggregate number of shares available for issuance under the Plan.

(g)     Subject to Section 13(a) below, Stock Appreciation Rights shall be exercisable during the life of the Service Provider only by him or his guardian or legal representative, and after death only by his Beneficiary.

(h)     The Committee shall not have the authority to reduce the exercise price of outstanding Stock Appreciation Rights, except as permitted by Section 10 below (relating to adjustments for changes in capitalization and similar adjustments).

9.     Certain Change in Control, Termination of Service, Death and Disability Provisions.

The Committee may at any time, and subject to such terms and conditions as it may impose:

(a)    authorize the holder of an Option or Stock Appreciation Rights to exercise the Option or Stock Appreciation Rights (i) on and after a Change in Control, or (ii) after the termination of the participant's employment or other applicable service that benefits the Company or a Subsidiary or an Allied Enterprise, or (iii) after the participant's death or disability, whether or not the Option or Stock Appreciation Rights would otherwise be or become exercisable on or after any such event, provided that in no event may an Option or Stock Appreciation Rights be exercised after the expiration of their term;

(b)     grant Options and Stock Appreciation Rights, which become exercisable only in the event of a Change in Control;

(c)     provide for Stock Appreciation Rights to be exercised automatically and only for money in the event of a Change in Control;

(d)     authorize any Award to become non-forfeitable, fully earned and payable (i) upon a Change in Control, or (ii) after the termination of the Service Provider's employment with or other applicable service that benefits the Company or a Subsidiary or an Allied Enterprise, or (iii) after the Service Provider's death or disability, whether or not the Award would otherwise be or become non-forfeitable, fully earned and payable upon or after any such event;

(e)     grant Awards which become non-forfeitable, fully earned and payable only in the event of a Change in Control; and

(f)     provide in advance or at the time of a Change in Control for money to be paid in settlement of any Award in the event of a Change in Control, either at the election of the participant or at the election of the Committee.

10.     Adjustment Provisions. In the event that any recapitalization, or reclassification, split-up, reverse split, or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a spin-off or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur, (a) the maximum aggregate number and the class of shares or other securities or property that may be issued in accordance with Section 4(a)(i) above pursuant to Awards thereafter granted, (b) the maximum number and the class of shares or other securities or property with respect to which Options or Stock Appreciation Rights, or Awards other than Appreciation-Only Awards and Dollar-Denominated Awards, may be granted during any calendar year to any Employee or other Service Provider pursuant to Section 4(a)(ii) or 4(a)(iii) above, (c) the number and the class of shares or other securities or property that may be issued or transferred under outstanding Awards, (d) the purchase price to be paid per share under outstanding and future Awards, and (e) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued pursuant to Awards which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted; provided that with respect to Incentive Stock Options any such adjustments shall comply with Sections 422 and 424 of the Code.

11.     Effective Date and Duration of Plan. The Plan shall be effective on the date on which the shareholders of the Company approve it either (a) at a duly held stockholders' meeting, or (b) by the written consent of the holders of a majority of the securities of the Company entitled to vote, in accordance with any applicable provisions of the Delaware General Corporation Law. If the Plan is not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, Awards may be granted within ten years after the date of such approval by shareholders, but not thereafter. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

12.     Administration.

(a)    The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board. No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he shall satisfy any director independence requirements then applicable to service on such committee under any NASDAQ rules or listing standards that apply to the Company at such time. Unless the Board determines otherwise, such committee shall also be comprised solely of "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulation Section 1.162-27(e)(3), and "non-employee directors" as defined in SEC Rule 16b-3.

(b)     The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power and discretion to interpret, administer and construe the Plan and full authority to make all determinations and decisions thereunder including without limitation the authority and discretion to (i) determine the persons who are Service Providers and select the Service Providers who are to participate in the Plan, (ii) determine when Awards shall be granted, (iii) determine the number of shares and/or amount of money to be made subject to each Award, (iv) determine the type of Award to grant, (v) determine the terms and conditions of each Award, including the exercise price, in the case of an Option or Stock Appreciation Rights, and whether specific Awards shall be linked to one another and if so whether they shall be alternative to or supplement one another, (vi) make any adjustments pursuant to Section 10 of the Plan, and (vii) determine whether or not a specific Award is intended to qualify as Performance-Based Compensation. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer performance goals applicable to Awards, and the authority to certify that such performance goals are attained, within the meaning of Treasury Regulation Section 1.162-27(c)(4). The interpretation by the Committee of the terms and provisions of the Plan and any instrument issued thereunder, and its administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, Allied Enterprises, all participants and Service Providers, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

(c)    Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

13.   General Provisions.

(a)     No Award, including without limitation any Option or Stock Appreciation Rights, shall be transferable by the Service Provider or other rightful holder of such Award other than by will or the laws of descent and distribution or to a Beneficiary. The preceding sentence and any other provision of the Plan to the contrary notwithstanding, the Committee may (but need not) permit a Service Provider to transfer any Award, other than an Incentive Stock Option or any other Award that is linked to an Incentive Stock Option, during his lifetime to such other persons and such entities and on such terms and subject to such conditions as the Committee may provide in the instrument evidencing such Award.

(b)     Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company or a Subsidiary or an Allied Enterprise, or shall affect the right of the Company or a Subsidiary or any Allied Enterprise to terminate the employment or other service of any person at any time with or without cause.

(c)    No shares of Common Stock shall be issued or transferred pursuant to an Award unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the General Counsel, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the General Counsel may deem necessary or desirable to assure compliance with all applicable legal requirements.

(d)     No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock (i) allocated, or (ii) reserved for the purposes of this Plan, or (iii) subject to any Award, except as to such shares of Common Stock, if any, as shall have been issued to him.

(e)    The Company and its Subsidiaries and any Allied Enterprises may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Award. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with any Award or the grant, exercise, vesting, distribution or payment of any Award, up to the minimum required federal, state and local withholding taxes, including payroll taxes, to be satisfied in whole or in part, with or without the consent of the Service Provider or other rightful holder of the Award, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be issued or distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

(f)     Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers, employees, consultants or Service Providers generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan. A Service Provider may be granted an Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

(g)     The Company's obligation to issue shares of Common Stock or to pay money in respect of any Award shall be subject to the condition that such issuance or payment would not impair the Company's capital or constitute a breach of or cause the Company to be in violation of any covenant, warranty or representation made by the Company in any credit agreement to which the Company is a party before the date of grant of such Award.

(h)    By accepting any benefits under the Plan, each Service Provider, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Committee.

(i)     The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought. A Service Provider's acceptance of any Award shall constitute his irrevocable and unconditional waiver of the right to a jury trial in any action or proceeding concerning the Award, the Plan or any rights or obligations of the Service Provider or the Company under or with respect to the Award or the Plan.

(j)     The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

14.           Amendment and Termination. Subject to any applicable shareholder approval requirements of Delaware or federal law, NASDAQ rules or listing standards, or the Code, the Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to permit or facilitate qualification of Options theretofore or thereafter granted (a) as Incentive Stock Options under the Code, or (b) for such other special tax treatment as may be enacted on or after the date on which the Plan is approved by the Board, provided that, without stockholder approval, no amendment shall increase the aggregate number of shares which may be issued under the Plan, or shall permit the exercise price of outstanding Options or Stock Appreciation Rights to be reduced, except as permitted by Section 10 hereof. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.

APPENDIX B
ANGIODYNAMICS, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.     PURPOSE

The function of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of AngioDynamics, Inc. (the "Corporation") is to:

A.
assist the Board in its oversight of (i) the integrity of the Corporation's financial statements, financial reporting process, system of internal controls (including the control environment, control activities and internal controls over financial reporting), and audit process, (ii) the Corporation's compliance with, and process for monitoring compliance with, legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the Corporation's independent auditors, including, without limitation, ensuring that interim quarterly financial statements are reviewed by the Corporation's independent auditors;

B.	prepare the report required to be prepared by the Committee under the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement; and

C.	provide an open avenue of communication between the independent auditors and the Board.

II.            COMPOSITION

A.
The Committee shall consist of no fewer than three members of the Board, all of whom shall be appointed by the Board. The members of the Committee shall each have been determined by the Board to be "independent" under the Nasdaq Marketplace Rules (the "Nasdaq Rules") and under the Sarbanes-Oxley Act of 2002 (the "2002 Act").

B.
In selecting the members of the Committee, the Board shall also determine (i) that each member is able to read and understand fundamental financial statements, (ii) that at least one member has "accounting or related financial management expertise," and "accounting or related financial experience," in each case in accordance with the Nasdaq Rules, and (iii) to the extent required by the applicable SEC rules, that at least one member of the Committee is an "audit committee financial expert" as defined by the SEC and is financially sophisticated in accordance with the Nasdaq Rules (or if there is no such member, the reason for not having an audit committee financial expert on the Committee).

C.	Each member of the Committee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment.

D.
No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Corporation's annual proxy statement.

III.	MEETINGS

A.	The Committee shall meet at least four (4) times annually and will be available to meet more frequently as circumstances require.

B.
Incidental to any regularly scheduled meetings, the Committee shall meet, at least once annually, with management (including, but not limited to the CEO, CFO, Controller, and Director of Human Resources), outside legal counsel, and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

C.	The Committee shall appoint its chairperson, after consultation with the Board.

D.
The Committee may invite such members of management, auditors and other persons to its meetings as it may deem desirable or appropriate. The Committee's chairperson shall report regularly to the Board summarizing the Committee's actions and any significant issues considered by the Committee.

IV.          RESPONSIBILITIES AND DUTIES

The following are the duties, responsibilities and authority of the Committee:

A.
To meet with the Corporation's independent auditors (the "Independent Auditors"), the Corporation's management, and such other personnel as it deems appropriate and discuss such matters as it considers appropriate, including the matters referred to below. The Committee must meet separately with the Independent Auditors and the Corporation's management at least once each fiscal quarter.

B.
To decide whether to appoint, retain or terminate (and recommend to the Corporation's shareholders the selection or ratification of selection of Independent Auditors) the Corporation's Independent Auditors, including having the sole authority to approve all audit engagement fees and terms and to pre-approve all audit and permissible non-audit services and fees to be provided by the Independent Auditors. The Committee shall monitor and evaluate the Independent Auditors' qualifications, performance and independence on an ongoing basis, and shall be directly responsible for overseeing the work of the Independent Auditors (including resolving disagreements between management and the Independent Auditors regarding financial reporting). In conducting such evaluations, the Committee shall:

1.	At least annually, obtain and review a report by the Independent Auditors describing:

a.	the Independent Auditors' internal quality-control procedures;

b.
any material issues raised by the most recent peer review of the Independent Auditors, or by any public inquiry or investigation by governmental or professional authorities, within the preceding five years, concerning one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and

c.
(to assess the auditors' independence) all relationships between the Independent Auditors and the Corporation as required by Independence Standards Board Standard No.1, as it may be modified or supplemented.

2.
Discuss with the Independent Auditors any relationships or services that may affect the objectivity or independence of the Independent Auditors and consider whether the provision of non-audit services is compatible with maintaining the Independent Auditor's independence.

3.	Review and evaluate the qualifications and performance of the primary partners of the Independent Auditors.

4.	Take into account the opinions of management.

5.
Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

The Committee shall present its conclusions concerning the Independent Auditors to the Board for its information at least annually.

C.
Review with management and Independent Auditors for any audit, a timely report on the Corporation's annual audited financial statements and related footnotes describing all critical accounting policies and practices used by the Corporation and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of each alternative and the treatment preferred by the Corporation and recommended by auditors.

D.
Obtain from the Independent Auditors any material written communications between the Independent Auditors and management, such as any "management" letter, response thereto by the Corporation's management, or schedule of unadjusted differences.

E.
Prior to their being filed, to discuss with management and the Independent Auditors the Corporation's annual audited financial statements and related footnotes and quarterly financial statements and related footnotes, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and to discuss with the Corporation's Chief Executive Officer and Chief Financial Officer their certifications to be provided under Sections 302 and 906 of the 2002 Act, including whether the financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Corporation as of and for the periods presented and whether any significant deficiencies exist in the design or operation of internal controls that could adversely affect the Corporation's ability to record, process, summarize and report financial data, assess any material weaknesses that may exist in internal controls, or consider whether any fraud has occurred, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls. The Committee shall discuss, as applicable: (a) major issues encountered and judgments about the quality and acceptability of the Corporation's accounting principles, financial statement presentation and the Corporation's financial statements generally, including any significant changes in the Corporation's selection or application of accounting principles; (b) analyses prepared by management and/or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, transactions, obligations (including contingent obligations), other relationships of the Corporation with unconsolidated entities or other persons on the financial statements of the Corporation and any unusual methods of acquiring or holding interests in other entities; and (d) the results of the review of the Corporation's quarterly financial statements by the Corporation's Independent Auditors.

F.
To review filings (including interim reports) with the SEC and other published documents containing the Corporation's financial statements and consider whether the information therein is consistent with the information in the financial statements before it is filed with the SEC, Nasdaq or other regulators, exchanges or associations.

G.
To discuss with the Independent Auditors on at least an annual basis, if applicable, the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented, as well as, any problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the Independent Auditors' activities or access to requested information, significant changes required in the Independent Auditor's accounting plan, any significant disagreements with management, and any other matters relating to the audit that are to be communicated to the Committee under GAAP. Among the items the Committee will consider discussing with the Independent Auditors are:

1.	any accounting adjustments that were noted or proposed by the Independent Auditors but were "passed" (as immaterial or otherwise);

2.	any communications between the audit team and the Independent Auditor's national office concerning auditing or accounting issues presented by the engagement; and

3.	any "management" or "internal control" letter issued, or proposed to be issued, by the Independent Auditors to the Corporation.

H.
To discuss with management the Corporation's earnings press releases, as well as financial information and any earnings guidance provided to analysts and rating agencies. Discussion of earnings releases, as well as financial information and any earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

I.	To discuss with management on at least an annual basis:

1.	the Independent Auditors' annual audit scope, risk assessment and the use of independent public accountants other than the appointed Independent Auditors;

2.	the form of Independent Auditors' report on the annual financial statements and matters related to the conduct of the audit under generally accepted auditing standards; and

3.	comments by the Independent Auditors on internal controls and significant findings and recommendations resulting from the audit.

J.	To discuss with management on at least an annual basis the adequacy of the Corporation's internal controls, any codes of conduct and any monitoring of the Corporation's compliance therewith.

K.
To establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters.

L.
To establish policies governing the Corporation's hiring of or engaging as a contractor any current or former employee of the Independent Auditors and review and concur with the hiring or engagement of such an individual. These policies shall provide that no former employee of the Independent Auditors who was a member of the Corporation's audit engagement team within one year of the date of the commencement of procedures for a review or audit may undertake a financial reporting oversight role at the Corporation.

M.
To discuss with management on at least an annual basis management's assessment of the Corporation's market, credit, liquidity and other financial and operational risks, and the guidelines, policies and processes for managing such risks.

N.
To discuss with the Corporation's general counsel any significant legal, compliance or regulatory matters that may have a material impact on the Corporation's business, financial statements or compliance policies, including related party transactions and reports or inquiries from governmental or other agencies.

O.	To review and approve all related party transactions (as defined by the applicable Nasdaq Rule).

P.
To conduct or authorize investigations into any matters within the Committee's charter. The Committee is empowered to: (i) retain outside counsel or other advisors to advise or assist the Committee in the conduct of an investigation; (ii) seek any information it requires from external parties or employees, all of whom are directed to cooperate with the Committee's requests; (iii) meet with management, the Independent Auditors or outside counsel, as necessary; (iv) meet with the Corporation's financial advisors; and (v) authorize the payment of any fees in respect of the foregoing.

Q.	To produce the reports described under "Committee Reports" below.

R.	To discharge any other duties or responsibilities delegated to the Committee by the Board, by the Corporation's bylaws or by law from time to time.

S.	To review the Committee's duties and responsibilities, as set forth in this Charter, at least annually.

V.            COMMITTEE REPORTS

The Committee shall produce the following reports and provide them to the Board:

A.            Any report or filing, including any recommendation, or other disclosures required to be prepared by the Committee pursuant to the rules of the SEC or any other regulatory authority for inclusion in the Corporation's annual proxy statement, including:

1.	a report for the annual proxy statement as to the Committee's review and discussion of matters with the Corporation's management and the Independent Auditors;

2.	filing a copy of the Committee's charter as an appendix to the annual proxy statement at least once every three (3) years; and

B.
An annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also include a review of the adequacy of this charter and shall recommend to the Board any revisions the Committee deems necessary or desirable, although the Board shall have the sole authority to amend this charter. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

VI.          COMPENSATION OF COMMITTEE MEMBERS

No member of the Committee may receive any compensation from the Corporation other than (i) director's fees, which may be received in cash, common stock, equity-based awards or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

VII.         DELEGATION TO SUBCOMMITTEE

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the Independent Auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

VIII.        RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board or management.

IX.          GENERAL

The Committee may perform any other activities consistent with this Charter, the Corporation's By-laws and applicable law, as the Committee deems necessary or appropriate, or as directed by the Board.

X.            AMENDMENTS:

This Charter may be amended by the Board.

☒ PLEASE MARK VOTES
AS IN THIS EXAMPLE
Revocable Proxy
AngioDynamics, Inc.

Proxy for the Annual Meeting of Stockholders
to be held on October 24, 2006

This Proxy is solicited on behalf of the Board of Directors of AngioDynamics, Inc. for the 2006 Annual Meeting of Stockholders. The 2006 Annual Meeting of Stockholders will be held at the Logan Airport Hilton, Boston, Massachusetts, on Tuesday, October 24, 2006, at 9:00 a.m., local time.

The undersigned, a holder of common stock of AngioDynamics, Inc., hereby appoints Eamonn P. Hobbs and Joseph G. Gerardi, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of AngioDynamics, Inc. which the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting of Stockholders, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

	For All	Withhold All	For All Except
1. The election of Class III directors of AngioDynamics, Inc., each for a term of three years.	[_____]	[_____]	[_____]

Eamonn P. Hobbs, Peter J. Graham and David P. Meyers

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) of such nominee(s) in the space provided below.

	For	Against	Abstain
2. To approve the amendment to the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan	[_____]	[_____]	[_____]
3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of AngioDynamics, Inc. for the fiscal year ending June 2, 2007.	[_____]	[_____]	[_____]

Check here if you plan to attend the 2006 Annual Meeting	[_____]

This Proxy, when properly signed, will be voted in the manner directed. If no direction is given, this Proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above Co-Holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

ANGIODYNAMICS, INC.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

______________________________________
______________________________________
______________________________________
______________________________________